UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ILLINOIS TOOL WORKS INC.
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SEC 1913 (11-01)

Illinois Tool Works Inc. Notice of 2019 Annual Meeting And Proxy Statement

Illinois Tool Works Inc. ITW Notice of 2018 Annual Meeting And Proxy Statement

Illinois Tool Works Inc.

Notice of Annual Meeting of Stockholders

TIME AND DATE Friday, May 3, 2019 10:00 A.M. Central Time	LOCATION Illinois Tool Works Inc. 155 Harlem Avenue* Glenview, Illinois 60025

ITEMS	OF BUSINESS

1.	To elect the eleven directors named in this proxy statement for the upcoming year;

2.	To ratify the appointment of Deloitte & Touche LLP as ITW’s independent registered public accounting firm for 2019;

3.	To hold an advisory vote on executive compensation;

4.	To consider a non-binding stockholder proposal to permit stockholders to act by written consent, if properly presented;

5.	To consider a non-binding stockholder proposal to set Company-wide greenhouse gas emissions targets, if properly presented; and

6.	To conduct any other business as may be properly brought before the meeting.

RECORD DATE

Only stockholders of record at the close of business on March 4, 2019 are entitled to vote.

ANNUAL REPORT

Our Annual Report to stockholders for fiscal year 2018 is enclosed if you received proxy materials by mail and is accessible on the Internet at www.proxyvote.com if you received the Notice of Internet Availability of Proxy Materials or previously consented to electronic delivery of proxy materials.

By Order of the Board of Directors,
Norman D. Finch Jr.
Secretary

March 22, 2019

If you plan to attend the meeting, you must be a holder of Illinois Tool Works Inc. shares as of the record date of March 4, 2019, and obtain a registration confirmation (“Ticket”) in advance. Tickets can be printed by accessing Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided. You will need the 16-digit control number that is printed in the box marked by the arrow à included on your proxy card or Notice of Internet Availability of Proxy Materials. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered and beneficial owner. You must bring your ticket to the meeting to gain access. Requests for admission tickets will be processed in the order in which they are received. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis.

*Enter the campus from 150 Waukegan Road at Overlook Drive. Signage will direct you to the meeting location.

Your Vote is Important

You may vote your shares in one of the following four ways:

1. By telephone:	Toll-free by calling 1-800-690-6903;
2. By Internet:	See the instructions at www.proxyvote.com;
3. By mail:	If you received these proxy materials by mail, by signing, dating and mailing the enclosed proxy card; or
4. In person:	Attend our Annual Meeting, where ballots will be provided.

If you vote by telephone or Internet, you should have your proxy card or Notice of Internet Availability of Proxy Materials, or E-Proxy Notice, in hand when you call or go to the proxy vote website. If you hold your shares through a bank or broker that does not offer telephone or Internet voting, please complete and return your proxy card by mail.

Whether or not you plan to attend the meeting, please vote as soon as possible. Under New York Stock Exchange rules, your broker will NOT be able to vote your shares on Proposals 1, 3, 4 or 5 unless they receive specific instructions from you. If you hold your shares through a bank or brokerage account, we strongly encourage you to return the voting instruction card to your bank, broker or other holder of record so that your vote is counted.

Avoid escheatment. We have been advised that some states are strictly enforcing unclaimed property laws and requiring shares held in “inactive” accounts to be escheated to the state in which the stockholder was last known to reside. One way you can show that your account is active is to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 2019: The Illinois Tool Works Inc. 2018 Annual Report to Stockholders, including the Annual Report on Form 10-K, and this 2019 Proxy Statement are available on the Company’s website at www.itw.com under the “Investor Relations” link. Paper copies are available without charge upon written request to the Company’s address above, Attention: Secretary.

Corporate Governance Highlights

Board Composition

Governance Profile

Board and Other Governance Information

Annual Election of All Directors	Yes	Shareholder Engagement Program	Yes

Majority Voting for Directors with Director Resignation Policy	Yes	Stock Ownership Requirements for Executives and Directors	Yes

Number of Independent Directors Standing for Election	10	Anti-Hedging, Anti-Short-Sale and Anti-Pledging Policies	Yes

Total Number of Director Nominees	11	Compensation Recovery/Clawback Policy	Yes

Average Age of Directors Standing for Election	61.4	Principles of Conduct for Members of the Board of Directors	Yes

Independent Lead Director	Yes	Poison Pill	No

Regular Executive Sessions of Independent Directors	Yes	Annual Advisory Approval of Executive Compensation	Yes

Annual Board and Committee Self-Evaluations	Yes	Stockholder Ability to Call Special Meetings	Yes

Annual Independent Director Evaluation of Chairman and CEO	Yes	Proxy Access	Yes

Mandatory Retirement Age	Yes	Simple Majority Vote to Amend Charter and By-Laws	Yes

Risk Oversight by Full Board and Committees	Yes	Exclusive Venue Requirement	No

Director Nominees

Director Nominee	Age	Director Since	Other Public Boards	Attendance	Primary Occupation	Committee Memberships

Daniel J. Brutto Independent	62	2012	1	100%	Retired President of UPS International and Senior Vice President of United Parcel Service, Inc.	Audit and Finance
Susan Crown Independent	60	1994	1	100%	Chairman & CEO of Owl Creek Partners, LLC	Compensation, Gov/Nom, Executive (Chair)
James W. Griffith Independent	65	2012	1	100%	Retired President and CEO of The Timken Company	Compensation, Gov/Nom, Executive
Jay L. Henderson Independent	63	2016	2	100%	Retired Vice Chairman, Client Service of PricewaterhouseCoopers LLP	Audit, Finance
Richard H. Lenny Independent	67	2014	2	100%	Non-Executive Chairman of Conagra Brands, Inc.	Audit, Compensation (Chair), Gov/Nom
E. Scott Santi Chairman of the Board and CEO Illinois Tool Works Inc.	57	2012	1	100%	Chairman & CEO of Illinois Tool Works Inc.	Executive
James A. Skinner Independent Lead Director	74	2005	1	100%	Retired CEO and Vice Chairman of McDonald’s Corporation	Compensation, Gov/Nom (Chair), Executive
David B. Smith, Jr. Independent	52	2009	1	100%	Executive Vice President for Policy & Legal Affairs and General Counsel of Mutual Fund Directors Forum	Audit, Finance (Chair)
Pamela B. Strobel Independent	66	2008	1	100%	Retired Executive Vice President and Chief Administrative Officer of Exelon Corporation and President of Exelon Business Services Company	Audit (Chair), Gov/Nom, Executive
Kevin M. Warren Independent	56	2010	n/a	100%	Chief Marketing Officer, UPS International	Compensation, Gov/Nom
Anré D. Williams Independent	53	2010	n/a	100%	Group President, Global Merchant & Network Services, of American Express Company	Compensation, Finance

Proposal 1 - Election of Directors

Stockholders are being asked to elect the eleven directors named in this proxy statement at our Annual Meeting. The individuals listed below have been nominated by the Board of Directors as recommended by the Corporate Governance and Nominating Committee. See “Corporate Governance Policies and Practices” for more information regarding our candidate selection process. Each director will serve until the May 2020 Annual Meeting, until a qualified successor director has been elected, or until he or she resigns or is removed.

We will vote your shares as you specify on the proxy card, by telephone, by Internet or by mail. If you do not specify how you want your shares voted, we will vote them “FOR” the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares “FOR” that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.

Each nominee for director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a variety of areas. Set forth below is biographical information provided by the nominees, as well as a description of the experiences, qualifications, skills and attributes that led the Corporate Governance and Nominating Committee and the Board to conclude that each nominee should serve as a director of the Company.

Daniel J. Brutto Retired President of UPS International and Senior Vice President of United Parcel Service, Inc. Director since: 2012 Age: 62

Mr. Brutto retired as President of UPS International and Senior Vice President of United Parcel Service, Inc., a global package delivery, supply chain management and freight forwarding company, having served in these capacities from 2008 to 2013. From 2016 to 2017, he served as Executive Chairman of Radial, Inc., a global fulfillment, customer care and omnichannel technology company; from 2015 to 2016 he served as Vice Chairman of eBay Enterprise/Innotrac, the predecessor business to Radial, and prior to 2015 he served as a director of Innotrac. Mr. Brutto had over 38 years of experience at UPS, serving in various areas with increasing levels of responsibility, including global operations, finance, accounting, information systems, mergers & acquisitions, marketing and business development. His service at UPS included President, Global Freight Forwarding and corporate controller. He has served as a director of ITW since 2012 and currently serves as a director of Sysco Corporation. He has not served as a director of any other publicly traded company in the last five years. In the past he has served on the board of the US China Business Council, the Guangdong Economic Council and the Turkey Economic Advisory Council. He was also a delegate to the World Economic Forum, Davos Switzerland, from 2009 to 2013.

Skills and Qualifications:

Mr. Brutto’s significant strategic, operational, and financial leadership experience with a major global company, including the establishment of operations in 35 countries, along with his significant international business experience, bring valuable perspectives to our Board.

Susan Crown Executive Committee Chair Chairman & CEO of Owl Creek Partners, LLC Director since: 1994 Age: 60

Ms. Crown has served as Chairman and CEO of Owl Creek Partners, LLC, a private equity firm, since 2008. She is also the founder of Susan Crown Exchange Inc., a social investment organization. She served two terms as a Fellow of the Yale Corporation, and is currently Chairman of Rush University Medical Center and a director of The Brookings Institution as well as several other civic and not-for-profit organizations. From 1984 to 2015, Ms. Crown served as Vice President of Henry Crown and Company, a business with diversified investments. She has served as a director of ITW since 1994 and currently serves as a director of Northern Trust Corporation. She has not served as a director of any other publicly traded company in the last five years. Ms. Crown’s experience includes executive experience in diversified manufacturing, management, strategy, and real estate.

Skills and Qualifications:

Ms. Crown’s long-standing board service at a global banking and financial institution and her extensive board service with many civic and not-for-profit organizations bring valuable perspectives to our Board.

James W. Griffith Retired President & Chief Executive Officer of The Timken Company Director since: 2012 Age: 65

Mr. Griffith retired as President and Chief Executive Officer of The Timken Company, a manufacturer of bearings, alloy and specialty steels and components, having served in that capacity from 2002 to 2014. From 1999 to 2002 he served as Timken’s President and Chief Operating Officer. Mr. Griffith joined Timken in 1984 and held positions in various functional areas of Timken with increasing levels of responsibility, including purchasing and logistics, manufacturing and international operations. From 1996 to 1999, he led Timken’s automotive business in North America and Timken’s bearing business activities in Asia and Latin America. Mr. Griffith is currently a director of AB Volvo, a commercial transport solutions company, and has served as a director of ITW since 2012. He previously served as a director of The Timken Company and Goodrich Corporation. He has not served as a director of any other publicly traded company in the last five years. He also previously served as a director of the US China Business Council and a number of other industry and not-for-profit organization boards.

Skills and Qualifications:

Mr. Griffith’s extensive experience as Chief Executive Officer of a global industrial manufacturer, along with his international business and engineering experience, bring valuable perspectives to our Board.

Jay L. Henderson Retired Vice Chairman, Client Service PricewaterhouseCoopers LLP Director since: 2016 Age: 63

Mr. Henderson retired as Vice Chairman, Client Service of PricewaterhouseCoopers LLP (“PwC”), a global professional services firm, in June 2016, having served in that capacity since 2007. He also served as PwC’s Greater Chicago Market Managing Partner from 2003 to 2013 and, prior thereto, Managing Partner of the Cleveland Office. During his career at PwC, Mr. Henderson gained significant broad-based experience working with boards and audit committees of Fortune 500 global organizations across multiple markets and industry sectors. Mr. Henderson has been a Certified Public Accountant since 1977. He has served as a director of ITW since 2016 and currently serves as a director of The J.M. Smucker Company, where he serves as the Chairman of the Audit Committee, and Northern Trust Corporation, where he serves on the Audit Committee, Capital Governance Committee and previously on the Business Risk Committee. He has not served as a director of any other publicly traded company in the last five years. Mr. Henderson also has significant expertise as a participating board member of a number of professional, civic and not-for-profit organizations.

Skills and Qualifications:

Mr. Henderson’s extensive experience in managing and overseeing businesses, working with the boards and audit committees of large public companies, as well as his leadership roles at a major professional services firm and experience with risk oversight, bring valuable perspectives to our Board.

Richard H. Lenny Compensation Committee Chair Non-Executive Chairman of Conagra Brands, Inc. Director since: 2014 Age: 67

Mr. Lenny has served as non-executive Chairman of Conagra Brands, Inc. since May 2018. Previously, he served as Chairman of Information Resources, Inc., a privately held producer of market and shopper information, from 2013 to 2018 and senior advisor of Friedman Fleischer & Lowe LLC, a private equity firm, from 2014 to 2016, after serving as an operating partner of that firm. From 2001 through 2007 he served as Chairman, President and Chief Executive Officer of The Hershey Company, a manufacturer, distributor and marketer of candy, snacks and candy-related grocery products. Prior thereto, he served as President, Nabisco Biscuit Company, and President of Pillsbury, North America. He has served as a director of ITW since 2014 and currently serves as a director of Conagra Brands, Inc. and McDonald’s Corporation, and previously served as a director of Discover Financial Services. He has not served as a director of any other publicly traded company in the last five years.

Skills and Qualifications:

Mr. Lenny’s experience as Chief Executive Officer of a global Fortune 500 company and diverse board experience bring valuable perspectives to our Board.

E. Scott Santi Chairman & CEO of Illinois Tool Works Inc. Director since: 2012 Age: 57

Mr. Santi has served as Chairman of ITW since May 2015 and as Chief Executive Officer since November 2012. He served as President and Chief Executive Officer of ITW from November 2012 to May 2015 and as President and Chief Operating Officer from October to November 2012. Prior thereto, he served as Vice Chairman from December 2008 to October 2012 and Executive Vice President from October 2004 to December 2008. Mr. Santi also serves on the boards of numerous civic and not-for-profit organizations. He has served as a director of ITW since November 2012 and currently serves as a director of W.W. Grainger, Inc. He has not served as a director of any other publicly traded company in the last five years.

Skills and Qualifications:

Mr. Santi’s deep understanding of the Company’s business operations, operating philosophy and culture, his expertise in the application of ITW’s business model, as well as his demonstrated success and proven quality of leadership, bring indispensable perspectives to our Board and strong leadership as Chairman.

James A. Skinner Independent Lead Director and Corporate Governance & Nominating Committee Chair Retired Vice Chairman And Chief Executive Officer of McDonald’s Corporation Director since: 2005 Age: 74

Mr. Skinner retired as Vice Chairman and Chief Executive Officer of McDonald’s Corporation, a global restaurant chain, having served in those positions from 2004 to June 2012. Previously, Mr. Skinner served as Vice Chairman; as President and Chief Operating Officer of McDonalds’ Restaurant Group; as President and Chief Operating Officer of McDonald’s-Europe, Asia/Pacific, Middle East and Africa; and as President of McDonald’s-Europe. Mr. Skinner is currently the Executive Chairman of the Board of Walgreens Boots Alliance, Inc. and previously served as a director of Hewlett-Packard Company and McDonald’s Corporation. He has served as a director of ITW since 2005 and currently serves as our Independent Lead Director. He has not served as a director of any other publicly traded company in the last five years.

Skills and Qualifications:

Mr. Skinner’s extensive experience as Chief Executive Officer of a major global corporation and diverse board experience bring valuable perspectives to our Board.

David B. Smith, Jr. Finance Committee Chair Executive Vice President for Policy & Legal Affairs and General Counsel of Mutual Fund Directors Forum Director since: 2009 Age: 52

Mr. Smith has served as Executive Vice President for Policy & Legal Affairs and General Counsel of Mutual Fund Directors Forum, a not-for-profit membership organization for independent investment company directors and an advocate on important policy matters, since 2005. From 1996 to 2005, Mr. Smith held several positions with increasing levels of responsibility at the Securities and Exchange Commission, serving as Associate Director, Division of Investment Management, from 2001 to 2005. He has served as a director of ITW since 2009 and currently serves as a director of Northern Trust Corporation, where he serves as the Chairman of the Audit Committee. He has not served as a director of any other publicly traded company in the last five years. Mr. Smith is a nephew of Mr. Harold B. Smith, an emeritus director of ITW.

Skills and Qualifications:

Mr. Smith’s extensive leadership experience in the finance industry and executive experience with a mutual fund industry organization, along with his legal and regulatory experience, bring valuable perspectives to our Board.

Pamela B. Strobel

Audit Committee Chair

Retired Executive Vice

President and Chief

Administrative Officer

of Exelon Corporation

and President of

Exelon Business

Services Company

Director since: 2008

Age: 66

Ms. Strobel retired as Executive Vice President and Chief Administrative Officer of Exelon Corporation and President of Exelon Business Services Company, an electric and gas utility company, in October 2005, a position she had held since 2003, previously serving as Chairman and Chief Executive Officer of Exelon Energy Delivery from 2000 to 2003. Prior thereto, she served as Executive Vice President of Unicom and its chief subsidiary, ComEd, having joined ComEd as General Counsel in 1993, where her experience included supervision and oversight of legal matters and risk management. Ms. Strobel has served as a director of ITW since 2008 and is currently a director of Domtar Corporation and State Farm Mutual Automobile Insurance Company. She has not served as a director of a publicly traded company other than Domtar and ITW in the last five years.

Skills and Qualifications:

Ms. Strobel’s executive and legal experience with a leading energy provider, experience with risk oversight and other board experience bring valuable perspectives to our Board.

Kevin M. Warren Chief Marketing Officer of UPS International Director since: 2010 Age: 56

Mr. Warren has been Chief Marketing Officer, UPS International, a global package delivery, supply chain management and freight forwarding company, since June 2018. Prior to joining UPS International, he served as the Executive Vice President & Chief Commercial Officer of Xerox Corporation, a global business services, technology and document management company, from January 2017 to May 2018. Mr. Warren had over 34 years of experience at Xerox Corporation, serving in various areas with increasing levels of responsibility, including as President, Commercial Business Group; President, Industrial, Retail and Hospitality Business Group; President of Strategic Growth Initiatives; President, U.S. Client Operations; Chairman, President and Chief Executive Officer of Xerox Canada; Senior Vice President, Acquisition Transition Office; and Senior Vice President, U.S. Eastern Sales, U.S. Solutions Group. He also serves as a director of a number of professional, civic and not-for-profit organizations. Mr. Warren has served as a director of ITW since 2010 and has not served as a director of any other publicly traded company in the last five years.

Skills and Qualifications:

Mr. Warren’s significant strategic and operational leadership experience with a major global company, along with his significant international experience and commercial acumen, bring valuable perspectives to our Board.

Anré D. Williams Group President, Global Merchant & Network Services of American Express Company Director since: 2010 Age: 53

Mr. Williams has been Group President, Global Merchant & Network Services, of American Express Company, a global services company, since February 2018 and is a member of American Express’ Executive Committee, which is responsible for developing the company’s strategic direction and determining key policies. He was President, Global Merchant Services & Loyalty Group, from 2015 to 2018; and from 2011 to 2015 he was President, Global Merchant Services. Mr. Williams has over 28 years of experience at American Express, serving in various capacities with increasing levels of responsibility, including President, Global Commercial Card; Executive Vice President, U.S. Commercial Card; Senior Vice President, U.S. Middle Market; Vice President and General Manager, Western Region, Corporate Services, and Vice President, Acquisition and Advertising. Mr. Williams has served as a director of ITW since 2010 and is a former director of Ryerson Inc. Mr. Williams has not served as a director of any other publicly traded company in the last five years.

Skills and Qualifications:

Mr. Williams’ significant strategic and operational leadership experience with a major global financial services company, along with his global business experience, bring valuable perspectives to our Board.

The Board of Directors recommends a vote “FOR” the election of all of the above nominees.

Board of Directors and Its Committees

The Company’s Board of Directors met five times during 2018. In addition to these Board meetings, directors attended meetings of Board committees. Non-employee directors, all of whom are independent, met five times in regularly scheduled executive sessions in conjunction with regular Board meetings. The Company strongly encourages its directors to attend all Board and committee meetings and the Annual Meeting of Stockholders. In 2018, all of the directors attended 100% of the meetings of the Board and the committees on which they serve and the Annual Meeting of Stockholders. See “Corporate Governance Highlights — Director Nominees” for more information about meeting attendance.

Role of Chairman and CEO

Pursuant to the Company’s Corporate Governance Guidelines, the Board examines whether the role of chairman and chief executive officer should be combined each time the Board elects a new CEO, and may determine to separate or combine the offices of chairman and CEO at such other times as it deems appropriate. E. Scott Santi was elected President and CEO in November 2012, and the Board decided to separate the roles of CEO and Chairman at that time. Given Mr. Santi’s successful transition into the CEO role and his deep knowledge and understanding of the Company’s business model, operations and culture, the Board determined that he is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. In May 2015, the Board elected Mr. Santi Chairman of the Board and CEO. The Board continues to believe that Mr. Santi is best positioned to lead the Board, given his demonstrated success and quality of leadership.

Strong Independent Lead Director

Since the roles of Chairman and CEO were combined in 2015, the Board has elected a strong independent director as Lead Director. James A. Skinner has served as the independent Lead Director of the Board since May 2017. The Board believes that this structure, which calls for a strong, independent and highly experienced lead director with well-defined responsibilities, along with the Company’s experienced and engaged independent directors, provides effective oversight of the Company’s management. In conjunction with the Board’s role in overall strategy and succession planning as described below, our lead director actively engages with our Chairman/CEO on such matters. In addition, the Corporate Governance Guidelines state that the lead director will:

•	preside at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors;

•	act as a key liaison between the chairman and the independent directors;

•	have the authority to call meetings of the independent directors, when necessary;

•	approve meeting agendas, schedules and information sent to the Board;

•	communicate Board member feedback to the chairman after each Board meeting;

•	if requested by major stockholders, ensure that he or she is available for consultation and direct communication; and

•	perform such other duties as requested by the Board.

The Board of Directors has standing audit, compensation, corporate governance and nominating, finance, and executive committees. Under the terms of the respective charters, each member of the audit, compensation, and corporate governance and nominating committees must meet applicable New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) independence requirements.

Board’s Role in Company Strategy and Executive Succession Planning

The Board has an active role in the Company’s overall strategies. Each year, the Board conducts a comprehensive, in-depth review of the Company’s long-term strategy and annual operating plan and actively monitors and reviews management’s progress in executing both throughout the year. The Board also conducts an annual review of the Company’s corporate governance practices. In addition, throughout the year the Board conducts individual segment strategy reviews with segment leadership. The Board also periodically reviews the Company’s Corporate Social Responsibility (CSR) strategy.

The Board recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership by overseeing the development of executive talent and planning for the effective succession of the Company’s CEO and the executive leadership team. In order to ensure that the succession planning and leadership development process supports and enhances ITW’s strategic objectives, the Board regularly consults with the CEO on the Company’s organizational needs, its leadership pipeline and the succession plans for critical leadership positions. On an annual basis, the Board also conducts a detailed review of executive succession plans, in addition to addressing the Company’s talent management initiatives and discussing individuals who are considered potential future senior executives of the Company. Similarly, leadership development, including succession planning, is a top priority of the CEO and the senior executive team.

Board’s Role in Risk Oversight

The Board of Directors is responsible for the overall risk oversight of the Company. The Board has delegated to the Audit Committee the responsibility to review and evaluate the Company’s overall financial and compliance risk policies and practices, including certain environmental, safety and health matters and related policies, has delegated to the Finance Committee the responsibility for the review and evaluation of risks relating to financings, capital structure and other treasury functions, and has delegated to the Compensation Committee the responsibility for the review and evaluation of risks arising from the Company’s compensation policies and practices. The Compensation Committee also advises management on whether the Company’s compensation policies and practices may have a material adverse effect on the Company.

The Company has identified key business risks of the Company, including, but not limited to, legal/compliance/reputation, controllership/tax, key leader continuity/succession, supply chain integrity/continuity, data security risks and risk of recession and significant external events. The Board has a formal process for continuous review of such risks. Certain risks are reviewed and discussed at least annually, while others are considered on a rotating basis. Company management routinely presents on these risks at meetings of the Company’s Board and Board committees, providing them with an opportunity to discuss the risks and the Company’s risk mitigation processes.

In instances where a particular committee reviews certain risks, that committee reports on those risks to the full Board on a regular basis. The Company believes that because each of these committees is comprised solely of independent directors, the Chairman and CEO of the Company is subject to the risk oversight of independent directors.

The committee descriptions below provide more detail regarding the risk oversight delegated to each committee by the Board.

Audit Committee

The Audit Committee is responsible for the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the independence and performance of ITW’s independent registered public accounting firm, and the performance of the Company’s internal audit function. In addition, the Committee is responsible for the engagement of our independent registered public accounting firm and assists the Board with respect to matters involving and overseeing accounting, financial reporting and internal audit functions. In addition, as required by the Company’s Corporate Governance Guidelines and Audit Committee charter, the Audit Committee annually reviews legal affairs and environmental, safety and health matters that may have a material impact on the Company’s financial statements or the Company’s compliance policies. Finally, the Audit Committee, as requested by the Board of Directors, reviews and evaluates certain of our policies and practices with respect to risk assessment and risk management and steps taken by management to monitor and control such exposures. Additional information on the Audit Committee and its activities is set forth under “Audit Committee Report” below.

Compensation Committee

The Compensation Committee establishes and oversees the Company’s executive compensation philosophy, programs and policies, including ensuring that executive compensation is aligned with Company and individual performance. The Compensation Committee recommends to the other independent directors compensation for the chief executive officer, reviews and approves the chief executive officer’s recommendations regarding the compensation of our other executive officers, and makes recommendations regarding new incentive compensation and equity-based plans or amendments to any existing plans. The Compensation Committee also is responsible for reviewing and evaluating risks arising from our compensation policies and practices and providing input to management on whether such policies and practices may have a material adverse effect on the Company.

Under its charter, the Compensation Committee may retain an independent compensation consultant or other advisors. The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent consultant, as its independent advisor to review the Company’s overall executive compensation program, review the peer group of companies used by the Compensation Committee for comparison purposes and assess our compensation governance process. Based on representations from Cook and executive officers and directors of the Company, the Compensation Committee has determined that Cook and its individual compensation advisor to the committee are independent. See “Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of the Compensation Consultant.”

Additional information on the Compensation Committee, its activities, its relationship with its compensation consultant and the role of management in setting compensation is provided under “Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee identifies, evaluates and recommends director candidates; develops, administers and recommends corporate governance guidelines; oversees the evaluations of the performance and procedures of the Board and individual directors; makes recommendations as to Board committees and Board size; and makes a recommendation to the Board regarding the Board’s determination of director independence for the Board, the Audit Committee and the Compensation Committee. It is also responsible for identifying qualification criteria for Board members. This committee also oversees and makes recommendations to the independent directors regarding non-employee director compensation. See “Corporate Governance Policies and Practices — Director Candidate Selection Process” below for a description of the director selection process.

Finance Committee

The Finance Committee reviews, evaluates and recommends management’s proposals to the Board relating to the Company’s financings and dividend policy, and reviews and evaluates an annual summary of the funding and investment status of significant benefit plans sponsored by the Company globally. The Finance Committee also periodically reviews and evaluates the Company’s capital structure and capital allocation strategy as well as risks arising from the Company’s treasury function.

Executive Committee

The Executive Committee may act on behalf of the Board if a matter requires Board action between meetings of the full Board. The Executive Committee’s authority in certain matters is limited by law and our by-laws.

Committee Memberships

The following table shows the current committee memberships and the number of meetings held by each committee during 2018.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee	Executive Committee
Daniel J. Brutto	X			X
Susan Crown		X	X		Chair
James W. Griffith		X	X		X
Jay L. Henderson	X			X
Richard H. Lenny	X	Chair	X
E. Scott Santi					X
James A. Skinner		X	Chair		X
David B. Smith, Jr.	X			Chair
Pamela B. Strobel	Chair		X		X
Kevin M. Warren		X	X
Anré D. Williams		X		X

Fiscal 2018 meetings	4	3	3	2	0

Corporate Governance Policies and Practices

General

One of our core values is integrity, and we have long believed that good corporate governance is important to assure that the Company is managed for the long-term benefit of its stockholders. Accordingly, we continuously review our corporate governance policies and practices not only for compliance with applicable law, the rules and regulations of the SEC, and the listing standards of the NYSE, but also for good corporate governance and social responsibility principles and standards of behavior.

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Our Corporate Governance Guidelines provide a framework for the effective governance of the Company and address such matters as Board structure and Board governance and the responsibilities of the independent Lead Director.

•	Our Statement of Principles of Conduct sets forth standards of conduct applicable to all employees and directors.

•	Our Global Anti-Corruption Policy provides detailed guidance to our employees on prohibited actions under anti-bribery and anti-corruption laws.

•	Our Code of Ethics sets forth standards of ethical dealing, disclosure and compliance applicable to our CEO, Vice Chairman, CFO, and all key financial personnel.

•	Our hedging policy for executive officers and directors prohibits hedging the risk of ownership in ITW stock and prohibits pledging of ITW stock to secure payment obligations.

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Our clawback policy provides for the recovery of incentive compensation payments from our senior officers in the event of an accounting restatement (whether or not based on misconduct) due to material noncompliance with financial reporting requirements.

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Our Corporate Social Responsibility Report describes our commitment to good governance, our employees, our communities and the environment and provides data and other information about our activities in these areas.

•	Our Modern Slavery and Human Trafficking Statement describes the steps we take to mitigate slavery and human trafficking in our supply chain.

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Our Conflict Minerals Policy requires our suppliers to certify the origin of any tin, tantalum, tungsten and gold used in our products to assure that they are from conflict free sources if they originate within the Democratic Republic of Congo or its adjoining countries.

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Our Supplier Code of Conduct requires our suppliers to adhere to the same standards of conduct set forth in our Statement of Principles of Conduct in all relevant respects and specifically requires adherence to laws against child labor, forced labor, wage and working hours, discrimination, environmental, health & safety and fair dealing.

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Our Supplier Expectations inform our suppliers that they are expected to focus on reducing their environmental impact, give back to their communities, and support sourcing to minority or women-owned business sub-suppliers.

The Audit, Compensation and Corporate Governance and Nominating Committees each review their Committee charters annually and recommend that the Board of Directors approve any changes. Our website includes the charters of these committees, the Company’s Corporate Governance Guidelines, the Statement of Principles of Conduct (our code of business conduct and ethics for directors, officers and employees), the Global Anti-Corruption Policy, the Code of Ethics for the Chief Executive Officer and key financial and accounting personnel, our Corporate Social Responsibility reports, Modern Slavery and Human Trafficking Statement, Conflict Minerals Policy, Supplier Code of Conduct and Supplier Expectations. In addition, we will promptly post any amendments to or waivers of the Code of Ethics on our website. You can find this and other corporate governance information at www.itw.com. We also will provide copies of this information upon request.

Board Independence

Our Corporate Governance and Nominating Committee conducts an annual review and makes a recommendation to the full Board as to whether each of our directors meets the applicable independence standards of the NYSE. In accordance with the NYSE listing standards, our Board of Directors has adopted categorical standards for director independence, including heightened standards applicable to members of our Audit and Compensation Committees. A copy of the Company’s Categorical Standards for Director Independence is attached as Appendix A. A director will not be considered independent unless the Board of Directors determines that the director has no material relationship with the Company (directly, or as a partner, stockholder or officer of an organization that has a material relationship with the Company).

The Board has determined that each of the current directors, except E. Scott Santi, has no material relationship with the Company other than as a director and is independent within the meaning of the Company’s Categorical Standards for Director Independence and the listing standards of the NYSE. In making its independence determinations, the Board of Directors has broadly considered all relevant facts and circumstances including that: (1) Ms. Crown and Messrs. Henderson and Smith serve as directors of Northern Trust Corporation and its subsidiary, The Northern Trust Company, with which the Company has a commercial banking relationship as described under “Certain Relationships and Related Party Transactions” below; (2) Messrs. Brutto, Griffith, Henderson, Lenny, Skinner and Ms. Strobel serve as directors of companies that have an existing customer or supplier relationship with the Company; (3) Mr. David B. Smith, Jr. is the nephew of Harold B. Smith, emeritus director of the Company; and (4) each of Messrs. Warren and Williams are officers of companies with which we conduct business. The Board has concluded that these relationships are not material and, therefore, do not impair the independence of these directors.

Board Evaluations

The Board of Directors and the Audit, Compensation, and Corporate Governance and Nominating Committees conduct annual self-evaluations that assess the effectiveness, processes, skills, functions and other matters relevant to the Board as a whole or to the particular committee. Results of the evaluations are summarized and discussed at Board and committee meetings. In addition, the Board conducts a peer review evaluation whereby each Board member evaluates the contributions of the other Board members, and each director receives a summary of the results of the peer review regarding himself or herself.

Director Qualifications and Succession Planning

The Corporate Governance and Nominating Committee periodically reviews the skills, experience and characteristics required of Board members in the context of the current make-up of the Board and screens and recommends nominees for director to the full Board. Its assessment includes the skills of Board candidates, such as an understanding of technologies pertinent to the Company’s businesses, manufacturing, marketing, finance, regulation and public policy, international background and experience, age, diversity and ability to provide strategic insight and direction on the Company’s key strategic initiatives. In addition to skills and experience, Board candidates are considered based upon various criteria, such as their personal integrity and judgment, global business and social perspective, and concern for the long-term interests of our stockholders. Although there is no specific policy regarding Board diversity, racial, ethnic and gender diversity are important factors considered in the director selection process. Of the eleven director nominees, two are female and two are African-American men. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the global manufacturing environment. Accordingly, we seek to attract and retain a diverse board composed of highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company. After receiving recommendations for nominations from the Corporate Governance and Nominating Committee, the Board nominates or elects candidates for director.

Pursuant to ITW’s Corporate Governance Guidelines, a director may not stand for re-election after his or her 75th birthday, except in rare circumstances approved by the Board. The Committee believes it is important to replace skills that would be lost as directors approach retirement age and to identify skills to supplement existing board experience. The Committee discusses with the full Board its analysis of the characteristics and key attributes for future Board candidates.

Director Candidate Selection Process

The Corporate Governance and Nominating Committee, or other members of the Board of Directors, may identify a need to add new members to the Board of Directors with specific skills or to fill a vacancy on the Board. At that time, the Corporate Governance and Nominating Committee would initiate a search, seeking input from Board members and senior management and, to the extent it deems appropriate, engaging a search firm. An initial qualified candidate or a slate of qualified candidates would be identified and presented to the Committee for its evaluation and approval. The Committee would then seek full Board approval of the selected candidate(s).

Our by-laws permit any stockholder or group of up to 20 stockholders meeting our continuous ownership requirement of 3% or more of our common stock for at least 3 years to nominate a candidate or candidates for election and require us to include such nominees in our proxy statement and form of proxy. All such proxy access nominations must be accompanied by information about the nominating stockholders as well as the nominees and meet the requirements as specified in Article II, Section 12 of the Company’s by-laws. For a description of the process for submitting a director candidate through the use of proxy access, see “Other Information — Submitting Proxy Proposals and Director Nominations for the 2020 Annual Meeting — How do I use proxy access to nominate a director candidate to be included in ITW’s 2020 Proxy Statement?”

Our by-laws also permit stockholders to nominate directors for consideration at an annual meeting of stockholders without requiring that their nominees be included in our proxy statement and form of proxy. The policy of the Corporate Governance and Nominating Committee is to consider such nominations as are properly submitted pursuant to Article II, Section 10 of the Company’s by-laws. Assuming that a properly submitted stockholder recommendation for a director candidate has been received, the Corporate Governance and Nominating Committee will evaluate that candidate by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by other sources, but the Committee has no obligation to recommend that candidate for nomination. For a description of the process for submitting a director candidate without proxy access, see “Other Information — Submitting Proxy Proposals and Director Nominations for the 2020 Annual Meeting — How do I nominate a director candidate who would not be included in ITW’s Proxy Statement?”

Director Election

Our by-laws provide for the election of directors in uncontested elections by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. In a contested election, directors will be elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether an election is contested or not is determined ten days in advance of when we file our definitive proxy statement with the SEC. This year’s election is uncontested, and the majority vote standard will apply.

If a nominee who is serving as a director is not elected at an annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director” until his or her successor is elected. Our Corporate Governance Guidelines, however, require any nominee for director who fails to receive a majority of the votes cast for his or her election to tender his or her resignation. The Corporate Governance and Nominating Committee of the Board will consider the resignation and recommend to the Board whether to accept or reject it. In considering the resignation, the Committee will take into account such factors as any stated reasons why stockholders voted against the election of the director, the length of service and qualifications of the director, the director’s contributions to the Company, and our Corporate Governance Guidelines. The Board will consider the

Committee’s recommendation, but no director who failed to receive a majority of the votes cast will participate. We will disclose the results of the Committee’s review within 90 days of such annual meeting. At our 2018 Annual Meeting, each director received a majority of the votes cast for his or her election.

Shareholder Engagement

Shareholder Outreach Activities

We believe regular, proactive communications with our shareholders to be in the long-term best interests of the Company. Our investor communications and outreach include annual investor day meetings, investor conferences and quarterly conference calls. These calls are open to the public and are available live and as archived webcasts on our website. Additionally, we annually reach out to our largest shareholders to obtain feedback on corporate governance matters. In 2019, we invited holders of approximately 53% of our shares, represented by 26 investors, to engage with us. Fourteen investors, holding in the aggregate approximately 40% of our shares, accepted our invitation. Our engagement topics included the Company’s business model, strategy and performance, our strong governance profile and diverse board, the shareholder proposal to permit shareholder action by written consent and the shareholder proposal to adopt time-bound, Company-wide greenhouse gas (GHG) emissions targets consistent with the goals of the Paris Climate Agreement. We held meaningful discussions with our investors on these topics. Overall, the discussions were very positive, with investors expressing support for the Company’s governance practices.

A majority of the investors who engaged with us informed us that they do not support or are leaning against support for the granting of written consent rights to shareholders, particularly when there is a right to call special meetings, which our by-laws provide. Similarly, a majority of these investors either do not support the GHG emissions proposal or are inclined not to support it. These holders generally expressed the view that the GHG proposal is too prescriptive and that management and the Board are in the best position to determine the Company’s corporate social responsibility strategy.

We share feedback from these engagements with our Board.

How to Communicate with Our Directors

Shareholders and other interested parties may communicate with any of our directors, including our independent Lead Director, or with the independent directors as a group by sending an e-mail to independentdirectors@itw.com or by writing to the independent directors as a group or to any of our directors c/o Illinois Tool Works Inc., 155 Harlem Avenue, Glenview, IL 60025, Attention: Secretary, with a designation on the outside of the envelope as a “Board Communication.” Relevant communications will be forwarded by the Secretary to the appropriate directors depending on the facts and circumstances outlined in the communication.

Director Compensation

Our directors receive retainer-only compensation with no fees for attending meetings, which is an expected part of Board service. Our committee chairs and Lead Director receive additional retainers for their service in these capacities, and all Board members receive an annual equity grant based on a fixed-value amount with immediate vesting that avoids entrenchment. Our directors’ compensation is compared to that of the same peer group of companies used for executive compensation comparisons.

The Corporate Governance and Nominating Committee oversees and makes recommendations to the Board regarding non-employee director compensation based on comparisons of financial performance and median compensation levels of our peer group. Peer group directors’ compensation data is prepared by Frederic W. Cook & Co., Inc., the independent compensation consulting firm that advises the Compensation Committee.

Annual Fees

The following table shows the non-employee director compensation for 2018. Non-employee directors were given the opportunity to elect to receive all or a portion of their annual cash retainer, including chair fees, in an equivalent value of ITW common stock pursuant to our 2015 Long-Term Incentive Plan. The number of ITW shares to be issued to a director is determined by dividing the dollar amount of the fee subject to the election by the fair market value of ITW common stock on the date the fee otherwise would have been paid in cash.

Description	Amount

Annual Retainer	$135,000

Annual Committee Chair/Lead Director Retainers:

• Audit and Compensation Committees	$ 20,000

• Corporate Governance & Nominating and Finance Committees	$ 15,000

• Executive Committee	$ 5,000

• Lead Director	$ 30,000

Annual Stock Grant	$145,000

Directors’ Deferred Fee Plan

Non-employee directors can defer receipt of all or a portion of their annual cash retainer, including chair/lead director fees, and/or stock grant until retirement or resignation. Deferred cash amounts are credited with interest quarterly at 120% of the applicable federal long-term rate for the quarter. Cash fees may be deferred as cash or ITW common stock. If a director elects to defer receipt of any ITW common stock to be received in lieu of a cash payment and/or any portion of his or her stock grant, the deferred shares are credited as stock units to an account in the director’s name. The account receives share-equivalent credit for cash dividends and is adjusted for stock dividends, splits, combinations or other changes in ITW common stock upon retirement, resignation or a corporate change (as defined in our 2015 Long-Term Incentive Plan), with any fractional shares paid in cash.

ITW Common Stock Grant

The Company grants stock to its non-employee directors under our 2015 Long-Term Incentive Plan, which links this element of compensation to long-term performance. Under our director compensation program, non-employee directors serving in 2018 received an annual stock grant equivalent in value to approximately $145,000.

Director Compensation in Fiscal Year 2018

The following table summarizes the compensation for our non-employee directors who served during 2018.

Name	Cash Fees Paid or Deferred ($)(1)		Stock Awards Issued or Deferred ($)(3)		Total ($)
Daniel J. Brutto	$135,000		$144,888		$279,888

Susan Crown	$140,000		$144,888	(4)	$284,888

James W. Griffith	$135,000	(2)	$144,888	(4)	$279,888

Jay L. Henderson	$135,000		$144,888		$279,888

Richard H. Lenny	$155,000		$144,888	(4)	$299,888

James A. Skinner	$180,000	(2)	$144,888	(4)	$324,888

David B. Smith, Jr.	$150,000		$144,888		$294,888

Pamela B. Strobel	$155,000		$144,888	(4)	$299,888

Kevin M. Warren	$135,000	(2)	$144,888	(4)	$279,888

Anré D. Williams	$135,000		$144,888		$279,888

(1)	Cash fees include the $135,000 annual retainer, Lead Director fee and committee chair fees.

(2)	The following directors elected to convert some or all cash fees earned in 2018 into shares of ITW common stock and to defer receipt of those shares:

Name	Fees Deferred in 2018	Number of Shares Deferred in 2018
James W. Griffith	$135,000	930

James A. Skinner	$180,000	1,239

Kevin M. Warren	$13,500	92

(3)	Each director serving in 2018 received an annual stock grant of 996 shares equivalent in value to approximately $145,000.

(4)	These directors elected to defer receipt of their entire stock grant.

Ownership of ITW Stock

Directors and Executive Officers

The following table shows the amount of ITW common stock beneficially owned by each director, each named executive officer, and all directors and executive officers as a group as of December 31, 2018, except as otherwise noted. The “named executive officers” as shown in the table are our Chief Executive Officer, our Chief Financial Officer, and the next three most highly-compensated executive officers who were serving at the end of the last fiscal year (based on total compensation, less the increase in pension value and nonqualified deferred compensation earnings). The “percent of class” calculation is based on 328,094,747 shares of ITW common stock outstanding as of December 31, 2018. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options and restricted stock units that are currently vested or that become vested within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

The number of the directors’ phantom stock units disclosed in the table represents an equivalent number of shares of ITW common stock as of December 31, 2018. Because the granting of phantom stock units was discontinued in May 2012, Messrs. Henderson and Lenny, who joined the Board after that date, were not awarded phantom stock units upon joining the Board. Phantom stock units are not transferable and have no voting rights. The units are payable in cash and are not included in the “percent of class” calculation.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Phantom Stock Units	Percent of Class

Directors (other than Executive Officers)
Daniel J. Brutto	14,886	(1)	1,162	*

Susan Crown	57,295	(2)	6,081	*

James W. Griffith	13,400	(3)	1,162	*

Jay L. Henderson	6,075		—	*

Richard H. Lenny	11,615	(4)	—	*

James A. Skinner	49,536	(5)	2,715	*

David B. Smith, Jr.	129,916	(6)	1,234	*

Pamela B. Strobel	32,274	(7)	1,302	*

Kevin M. Warren	12,823	(8)	1,210	*

Anré D. Williams	13,744		1,210	*

Named Executive Officers

E. Scott Santi	1,135,408	(9)	—	*

Michael M. Larsen	154,357	(10)	—	*

Christopher A. O’Herlihy	227,928	(11)	—	*

Steven L. Martindale	251,726	(12)	—	*

Sundaram Nagarajan	133,837	(13)	—	*

Directors and Executive Officers as a Group (23 Persons)	2,847,699	(14)	16,076	*

*Less than 1%

(1)	Includes 4,705 deferred shares.
(2)

Includes (a) 4,000 shares owned by Ms. Crown’s spouse, which were pledged to secure bank borrowings prior to April 1, 2013, and as to which she disclaims beneficial ownership; (b) 4,000 shares held in trusts of which Ms. Crown’s children are beneficiaries, as to which she disclaims beneficial ownership; and (c) 11,895 deferred shares.

(3)	Includes 5,789 deferred shares.
(4)

Includes (a) 8,829 deferred shares; (b) 8 shares owned jointly with Mr. Lenny’s spouse; and (c) 1,000 shares as to which Mr. Lenny has shared voting and investment power, which shares are held as tenants in common with his spouse through trusts.

(5)	Includes 37,178 deferred shares.
(6)

Includes (a) 95,901 shares owned jointly with Mr. Smith’s spouse, all of which were pledged to secure lines of credit prior to April 1, 2013; and (b) 15,517 shares held in trusts of which Mr. Smith’s children are beneficiaries, as to which he disclaims beneficial ownership.

(7)	Includes 23,269 deferred shares.
(8)	Includes (a) 5,334 deferred shares; and (b) 4,440 shares beneficially owned by Mr. Warren’s spouse.

(9)

Includes (a) 3,802 shares allocated to Mr. Santi’s account in the ITW Savings and Investment Plan; (b) 997,806 shares covered by options exercisable within 60 days; and (c) 32,651 performance restricted stock units which vest within 60 days.

(10)	Includes (a) 126,114 shares covered by options exercisable within 60 days; and (b) 9,795 performance restricted stock units which vest within 60 days.
(11)

Includes (a) 1,676 shares allocated to Mr. O’Herlihy’s account in the ITW Savings and Investment Plan; (b) 195,334 shares covered by options exercisable within 60 days; and (c) 8,162 performance restricted stock units which vest within 60 days.

(12)	Includes (a) 214,610 shares covered by options exercisable within 60 days; and (b) 3,990 performance restricted stock units which vest within 60 days.
(13)	Includes (a) 102,546 shares covered by options exercisable within 60 days; and (b) 4,988 performance restricted stock units which vest within 60 days.
(14)

Includes (a) 2,151,574 shares covered by options exercisable within 60 days; (b) 80,715 restricted stock units and performance restricted stock units which vest within 60 days; and (c) 99,901 shares, which were pledged as security prior to April 1, 2013.

Other Principal Stockholders

The following table shows, as of December 31, 2018, the only stockholders that we know to be beneficial owners of more than 5% of ITW common stock. The “percent of class” calculation is based on 328,094,747 shares of ITW common stock outstanding as of December 31, 2018. See “Certain Relationships and Related Party Transactions” for a description of the commercial banking services provided by The Northern Trust Company and its subsidiaries to the Company and the amount paid by the Company for those services.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
The Vanguard Group	26,130,351(1)	8.0%
100 Vanguard Blvd.
Malvern, PA 19355
Briar Hall Management LLC	25,878,147(2)	7.9%
511 Union Street, Suite 735
Nashville, TN 37219
State Farm Mutual Automobile Insurance Company	23,276,656(3)	7.1%
Investment Dept. E-9
One State Farm Plaza
Bloomington, IL 61710
BlackRock, Inc.	20,906,079(4)	6.4%
55 East 52nd Street
New York, NY 10055
The Northern Trust Company	20,089,806(5)	6.1%
50 South LaSalle Street
Chicago, IL 60603

(1)

The Vanguard Group has sole voting power with respect to 379,726 shares, shared voting power with respect to 71,101 shares, sole investment power with respect to 25,683,965 shares and shared investment power with respect to 446,386 shares. The information above regarding number of shares beneficially owned was provided in a Schedule 13G/A filed with the SEC on February 12, 2019.

(2)

Briar Hall Management LLC (“Briar Hall”) holds certain ITW shares owned by the Smith family, founders of ITW. Briar Hall has sole voting and investment power with respect to 24,708,147 shares and shared voting and investment power with respect to 1,170,000 shares. The information above regarding the number of shares beneficially owned was provided in a Schedule 13G filed with the SEC on January 24, 2019.
(3)

State Farm Mutual Automobile Insurance Company and its affiliates have sole voting and investment power with respect to 23,154,700 shares and shared voting and investment power with respect to 121,956 shares. The information above regarding number of shares beneficially owned was provided in a Schedule 13G filed with the SEC on February 5, 2019.

(4)

BlackRock, Inc. has sole voting power with respect to 17,572,849 shares and sole investment power with respect to 20,906,079 shares. The information above regarding number of shares beneficially owned was provided in a Schedule 13G/A filed with the SEC on February 4, 2019.

(5)

The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts that own an aggregate of 20,089,806 shares. They have sole voting power with respect to 7,365,930 shares and shared voting power with respect to 11,750,305 shares. They have sole investment power with respect to 3,466,190 shares and shared investment power with respect to 12,031,384 shares. The information above regarding number of shares was provided in a Schedule 13G/A filed with the SEC on February 12, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of ITW common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us during fiscal 2018 and written representations from executive officers and directors, we believe that all filing requirements were timely met during 2018.

Availability of Form 10-K and Annual Report

The Company is providing its Annual Report and its Annual Report on Form 10-K to stockholders who receive this proxy statement. The Company will provide copies of these reports to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of this proxy statement, the Annual Report and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available without charge upon written request to Illinois Tool Works Inc., 155 Harlem Avenue, Glenview, IL, 60025, Attention: Secretary. You may also review the Company’s SEC filings by visiting the Company’s website at www.itw.com.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis provides detailed information about our 2018 compensation programs, policies and practices, as well as the principles and philosophy utilized by the Compensation Committee (the “Committee”) regarding these programs for the named executive officers (“NEOs”) in the Summary Compensation Table. For 2018, our NEOs are:

•	E. Scott Santi, Chairman & Chief Executive Officer
•	Christopher A. O’Herlihy, Vice Chairman
•	Michael M. Larsen, Senior Vice President & Chief Financial Officer
•	Sundaram Nagarajan, Executive Vice President
•	Steven L. Martindale, Executive Vice President

Executive Compensation Table of Contents

Defined Terms

•	Cook – Frederic W. Cook & Co.
•	EIP – Executive Incentive Plan
•	EPS – Earnings Per Share
•	NEO – Named Executive Officer
•	PSU – Performance Share Unit
•	After-Tax ROIC – After-Tax Return on
Average Invested Capital*
•	TDC – Total Direct Compensation
•	TSR – Total Shareholder Return

*See Appendix B for reconciliation of GAAP to non-GAAP measures.

Executive Overview

ITW Delivered Another Year of Strong Performance in 2018

2018 was another year of solid execution and strong performance for ITW. We delivered earnings per share, operating income, and after-tax return on invested capital results that were all at the highest levels in the history of the Company. Successful execution of ITW’s long-term strategy and the strength of the highly differentiated ITW Business Model continue to be the primary drivers of ITW’s financial performance.

The Company delivered strong earnings growth, with earnings per share of $7.60, up 15 percent* from 2017, and achieved the following key performance metrics in 2018:

•	Record operating income of $3.6 billion (up six percent)*
•	Operating margin of 24.3 percent (up 60 basis points)*

•	Record after-tax return on invested capital (ROIC) of 28.2 percent (up 390 basis points)*
•	Full year revenue growth of three percent to $14.8 billion, with organic growth of two percent.

We also continued to generate strong operating cash flow in 2018, which was utilized to reinvest in the growth and productivity of our high-quality business portfolio, and to support the ongoing execution of our long-term strategy. We also returned $3 billion to shareholders, including a 28 percent dividend increase.

* After-tax ROIC, 2017 adjusted EPS, and 2017 adjusted operating income and margin are non-GAAP measures. See Appendix B for information regarding these non-GAAP measures, including reconciliations to the most comparable GAAP measures.

Continued Solid Progress on ITW’s Enterprise Strategy

Since 2013, we have been executing a long-term strategy focused on positioning the Company to leverage the performance power of the ITW Business Model to its full potential, and over the last six years we have made significant progress:

*As reported in the 2012 Annual Report on Form 10-K.

**After-tax ROIC and 2012 adjusted EPS are non-GAAP measures. See Appendix B for information regarding these non-GAAP measures, including reconciliations to the most comparable GAAP measures.

*** As of December 31, 2012 and December 31, 2018.

In addition, we have delivered total returns to our stockholders of 138 percent versus 98 percent for our proxy peer group and 76 percent for the S&P 500 over this six-year period.

*Total shareholder return for the Company’s peer group is calculated using a simple average. Although Fortive Corporation was added to the Company’s peer group in 2017, it was excluded from the calculation of total shareholder return due to its spin-off from Danaher in 2016.

Throughout this period, the CEO’s compensation has been closely aligned to the Company’s cumulative TSR performance.

ITW 5-Year CEO Pay Versus Cumulative TSR*

Note: Mr. Santi was named Chief Executive Office in November, 2012. His compensation totals above are based upon his total compensation as reported in the Summary Compensation Table, except that his option award amount is valued using ISS’ methodology.

*	Assumes $100 invested on 12/31/2013 in ITW stock, including reinvestment of dividends. Fiscal years ended December 31.

Each element of the Company’s compensation structure plays an integral role in motivating our executives to maximize ITW’s long-term performance potential. Importantly, more than 75 percent of the CEO’s compensation is tied to ITW’s successful achievement of its long-term performance objectives.

During the first five years of the enterprise strategy through 2017, we made significant progress in achieving our key performance goals set in connection with the strategy’s implementation. In December 2018, the Company updated these goals for its performance through 2023. The performance objectives of our executive compensation plans, annual and long-term, are closely aligned with these goals.

ITW’s 2023 Annual Performance Targets

Alignment of Executive Incentives with ITW’s Strategy

Our Board of Directors and Compensation Committee are responsible for aligning executive incentives with the Company’s strategy and the best interests of our stockholders. The Board believes that the Company has a strong track record of thoughtful and diligent governance and execution with respect to aligning executive incentives, as evidenced by the consistently favorable outcome of the annual advisory stockholder vote on executive compensation (95.9 percent favorable in 2016, 97.2 percent favorable in 2017 and 95.5 percent favorable in 2018).

Since the initiation of our current strategy in 2012, the Committee has regularly reviewed incentive plan performance metrics, both annual and long-term, to ensure ongoing alignment with the strategy’s performance objectives. In the earlier years of the strategy, when we focused on the divestiture of our commoditized businesses and the restructuring of our businesses, EPS growth was a significant portion of overall incentive compensation. In 2016, as we shifted our focus to organic revenue growth, EPS was removed as a performance metric in the annual incentive plan, while organic revenue growth became a substantive annual performance measure. Beginning in 2017, we increased options to 50 percent of the long-term incentive award value. The other 50 percent of the award is tied to the average three-year performance of operating margin, after-tax ROIC and EPS growth, payable half in cash and half in stock. Also, the three-year performance goals set in 2017 for after-tax ROIC and EPS growth are based on a fixed tax rate to avoid any tax rate benefit from new U.S. tax legislation. We believe that these performance metrics and the design of the executive incentive plans continue to support the achievement of the current phase of our strategy and, as such, we are not making any plan design changes in short-term or long-term executive incentives for 2019.

The following table shows the percent of average incentive pay for our corporate NEOs tied to each of the financial metrics in our annual and long-term incentive plans for 2018, which remains unchanged from 2017:

Metric	2018
Operating Margin	23.5%
After-Tax ROIC	23.5%
Earnings Per Share Growth	23.5%
Operating Income Growth	17.7%
Organic Revenue Growth	11.8%
Total	100.0%

Executive Compensation Highlights

Compensation Philosophy

Philosophy	Key Components

Our executive compensation philosophy is designed to deliver competitive total compensation upon the achievement of our strategy objectives, which will attract, motivate and retain leaders who drive the creation of long-term stockholder value.

Target total compensation is based on the median of our peer group and relevant external market data. Actual compensation is determined by achievement of results based on our goals aligned with ITW’s strategy.

Individual executive compensation is then established based on an executive’s scope of responsibility, impact on profitable growth, individual performance and breadth of experience.

Pay-for-performance through short- and long-term incentives links compensation to Company and business segment performance. This “pay-at-risk” aligns executive and stockholder interests to help ensure the short- and long-term growth of ITW.

Compensation Objectives

We emphasize a total compensation approach in establishing individual executive compensation levels with each element of compensation serving a specific purpose. In addition to paying a competitive base salary, we use a mix of different performance-based elements of compensation that reward different aspects of both Company and individual performance. Our 2018 executive compensation program consisted primarily of three compensation elements: fixed (base salary), variable (annual cash incentives and long-term incentive compensation, including stock options, performance share units and performance cash awards), and retirement and change-in-control benefits, as illustrated below:

2018 Compensation Elements

	Compensation Element	Form	Objective
FIXED	Base Salary	Cash	Market competitive pay levels to attract and retain highly qualified leaders Reflective of individual performance, experience and scope of responsibility
VARIABLE	Annual Executive Incentive Plan (“EIP”)	Cash	Motivate executives to achieve annual Company and business segment performance goals
	Stock Options	Equity	Reward executives for delivering on the long-term performance goals aligned with the Company’s strategy and creating long-term stockholder value
	Performance Share Units (“PSUs”)	Equity
	Performance Cash	Cash
RETIREMENT AND CHANGE-IN- CONTROL BENEFITS	Savings & Investment Plan-401(k)	Cash	Retirement savings in both qualified and nonqualified plans aligned with market practices Nonqualified plan allows contributions for those executives exceeding the IRS limits
	Nonqualified Deferred Compensation Plan	Cash
	Change-in- Control Severance Policy	Cash/ Equity	Provide compensation in the event of a termination after a change-in-control

Overview of Key Compensation Performance Metrics

The following table reports the financial performance metrics for the NEOs used in the Company’s 2018 annual EIP and 2018-2020 PSU and Performance Cash Awards granted under the long-term incentive plan. As described above, these metrics are closely aligned to our strategic objectives and recognize and reward superior Company, business segment and individual performance.

Plan	Performance Measure	Weight
2018 EIP	Operating Income Growth	60%

	Organic Growth	40%
2018-2020 PSU & Performance Cash	Operating Margin	33.33%
	After-Tax ROIC	33.33%
	EPS Growth	33.33%

For the 2018 EIP, the performance measures for corporate executives were based solely on Company results. For operating executives, the measures were based 50 percent on Company performance and 50 percent on the performance of their respective segment. The payout range for the EIP was zero to 200 percent of target. For the 2018-2020 PSU and Performance Cash Awards for both corporate and operating executives, the measures were based solely on Company performance. The payout range for these awards is zero to 200 percent.

2018 Target Compensation

Our total target compensation (base salary, EIP and long-term incentives) is intended to create a strong correlation between the executive’s compensation and Company and/or business segment performance. The compensation elements based on Company or business segment performance include EIP, Performance Cash, and equity incentives. Ninety-one percent of 2018 total compensation for the CEO is tied to performance, with 58 percent in the form of equity and 33 percent in cash awards. Eighty-one percent of 2018 total compensation for the other NEOs (on average) is tied to performance, with 48 percent delivered through equity awards and 33 percent in the form of cash awards. Our equity and long-term cash awards have multi-year vesting schedules to align the interests of our executive officers with the long-term interests of our stockholders. The following charts illustrate the allocation of our total target compensation opportunity for 2018 between fixed (base salary), equity (options and PSUs) and variable (EIP and long-term incentives) components.

Allocation of 2018 Total Target Compensation*

*Total target compensation as used in the charts above is the sum of base salary, target EIP and the grant date fair value of long-term cash and equity incentives.

Ongoing Best Practices

We regularly review and refine our executive compensation program to ensure that it continues to address practices and policies that are aligned with our pay-for-performance philosophy and the interests of our stockholders. In this regard, our 2018 compensation program reflects the following:

What We Do		What We Don’t Do

✓	Pay for Performance Approximately 86% of our executives’ total direct compensation is performance-based.	✗	Employment Agreements We do not provide executives with employment agreements.

✓

Robust Stock Ownership Guidelines

We have stock ownership guidelines for our executive officers of 6 x salary for CEO, 3 x salary for Vice Chairman, Executive Vice Presidents and CFO and 2 x salary for Senior Vice Presidents.

		✗	Tax Gross-ups We do not provide tax gross-ups as part of our change-in-control agreements.

✓	Annual “Say on Pay” Vote We hold an annual advisory vote for our stockholders to review and approve our executive compensation programs.	✗	Repricing We do not allow share repricing within our stock option plan.

✓

Independent Compensation Consultant The Committee engages an independent compensation consultant who advises the Committee on regulatory and other current trends and key developments in executive compensation and reassesses its independence annually.

		✗	Hedging/Pledging of Company Stock We prohibit executive officers and directors from hedging, pledging, short selling or publicly trading options involving ITW common stock.

✓	Annual CEO and NEO Performance Review The Committee conducts an annual review of the performance of the CEO as well as the other NEOs.	✗	Dividends On Unvested Equity Awards We do not pay dividends on unvested equity awards, including restricted stock units and performance shares.

✓

Annual Review of Compensation Programs

The Committee, with input from its independent compensation consultant, conducts an annual review of our executive compensation programs, considering business strategies, best practices and good governance.

✗

Single-Trigger Change-In-Control Vesting/Benefits

We do not allow immediate vesting of equity awards that are continued or replaced upon a change-in-control; all such awards allow only double-trigger vesting (change-in-control and termination).

✓	Clawback Policy Our Compensation Recovery Policy provides for the reimbursement of incentives if a material financial restatement is required.

✓	Annual Compensation Risk Assessment Each year we perform an assessment of any risks that could result from our executive compensation plans and programs.

Say on Pay Advisory Voting Results

In 2016, 2017 and 2018, 95.9 percent, 97.2 percent and 95.5 percent, respectively, of stockholder votes were cast to approve the compensation of our NEOs. The Committee believes that this favorable vote is confirmation that our stockholders believe that the pay of our NEOs is appropriately aligned with the performance of the Company and the interests of our stockholders. The Committee therefore determined that it was not necessary to make any changes to our executive compensation practices as a result of the Say on Pay votes.

How We Make Compensation Decisions

Role of the Compensation Committee

The Committee conducts an annual review of ITW’s practices and the compensation of our executive officers to ensure:

•	The elements of the total compensation package are aligned with the market to attract and retain the caliber of talent required to deliver on our business strategies;

•	Compensation decisions are meaningfully differentiated to appropriately reflect the contributions of our highest performers; and

•	Our incentive programs drive performance aligned with our strategy and the Company’s culture and values.

In making its executive compensation decisions and recommendations, the Committee is guided by the following factors:

•	Our compensation philosophy;

•	Compensation comparisons from a peer group of diversified multinational industrial companies with similar size, value, and complexity; and

•	Management’s contribution to our short- and long-term goals based on profitable growth and strong returns on capital.

In addition, the Committee engaged an independent advisor, Frederic W. Cook & Co., Inc. (“Cook”), to work directly on its behalf and in cooperation with management to review ITW’s executive compensation program, confirm appropriateness of our peer companies, and assess our compensation governance process.

See “Board of Directors and Its Committees — Compensation Committee” under “Proposal 1 — Election of Directors” for more information about the function of the Committee.

Role of the Compensation Consultant

As previously stated, the Committee has engaged Cook as its independent compensation consultant. In 2018, Cook conducted a marketplace review of the compensation we pay to our executive officers. Cook provided the Committee with relevant market data, including a review of our pay and performance and that of our peers, reviewed the peer companies we use for comparison purposes, and benchmarked our compensation against our peer companies. Cook also assisted the Committee with its assessment of compensation-related risk.

With respect to CEO compensation, on an annual basis, Cook provides an independent recommendation to the Committee for its consideration. In developing its recommendation, Cook relies on its understanding of ITW’s business, strategy and compensation programs, as well as its own independent research and analysis including ITW’s peer group. Cook does not meet with the CEO with respect to his compensation.

Peer Companies

The Committee has identified a group of comparable companies, which we refer to as the peer group, to benchmark executive compensation and provide competitive market data to be used in establishing

and recommending each element of compensation. The peer group is reviewed annually by the Committee with assistance from Cook. In addition, the Committee refers to market data based on manufacturing companies within the Aon Hewitt TCM Online Executive survey using regression analysis and tabular long-term incentive data and the Mercer Executive Compensation survey with a revenue range of $5 billion to $20 billion for corporate executives and $1.2 billion to $3.75 billion for the operating executives.

In connection with its annual review in 2018, the Committee determined that no changes to the 2017 peer group were warranted.

Peer Group Selection Criteria:

•   U.S. publicly traded companies from ITW’s same and related industries, identified based on Standard & Poor’s Global Industry Classification Standard (GICS) codes;

•   Companies with one-fourth to four times our revenue and market capitalization with broadly similar businesses and pay models;

•   Companies that compete for the same customers with similar products and/or services; and

•   Companies with whom we may compete for executive talent.

For 2018 the Committee confirmed the following 17 companies to be used as the Company’s peer group:

3M Company	Emerson Electric Co.	Parker-Hannifin Corporation
Caterpillar Inc.	Fortive Corporation	PPG Industries, Inc.
Cummins Inc.	General Dynamics Corporation	Raytheon Company
Deere & Company	Honeywell International Inc.	Rockwell Automation, Inc.
Dover Corporation	Ingersoll-Rand plc	Stanley Black & Decker, Inc.
Eaton Corporation plc	Johnson Controls, Inc.

The revenue median of the peer group was $20.8 billion based on the twelve-month average of reported financial results through May 31, 2018, and the median market capitalization was $34.5 billion, versus $14.59 billion and $52.5 billion, respectively, for ITW.

The nature of our decentralized and diverse lines of business presents challenges in identifying similar organizations for comparison purposes; however, we believe that the peer group selected provides relevant comparisons.

Compensation Decisions and Individual Compensation Levels

On an annual basis, the CEO reviews the total compensation of the NEOs and makes recommendations to the Committee based on his assessment of each executive’s individual performance and peer group compensation information. The Committee makes recommendations to the independent directors regarding the CEO’s compensation based on an assessment of the CEO’s performance and peer group compensation information. There are no material differences in the policies and decision processes used in setting compensation for the CEO and the other NEOs. However, the different levels of compensation for the NEOs, as shown in the Summary Compensation Table of this proxy statement, reflect internal factors such as each executive’s scope of responsibility, performance, impact on profitable growth and breadth of experience, as well as compensation data from the peer group.

Components of the 2018 Executive Compensation Program

Base Salary

In determining base salary, the CEO and the Committee consider the size and scope of the executive officers’ responsibilities, experience, performance, market data and the median base salary of similar positions at our peer group companies. The Committee believes that median base salary is an appropriate general reference point to use for encouraging solid performance. Base salaries are reviewed annually, and adjustments are intended to recognize performance and contributions over the prior year, as well as any significant changes in duties or scope of responsibility.

In February 2018, the Committee reviewed Mr. Santi’s performance and recommended for approval a base salary merit increase to $1,315,000 from $1,261,146 (4.3 percent), which in turn was approved by the Board’s independent directors. For the other NEOs, the Committee approved recommended base pay merit increases that ranged between 3 percent and 3.8 percent. Mr. O’Herlihy received an additional 8.9 percent increase to recognize an increased scope in responsibilities and his strong performance. Mr. Nagarajan also received an additional 4.1 percent increase to recognize his strong performance in leading our largest business segment. These base salary increases were effective February 26, 2018.

Annual Executive Incentive Plan

We believe that executives generally should be rewarded for their contributions to the overall financial success measured by income and organic growth of the Company as a whole, and, if applicable, the business segment he or she leads. Achieving our annual financial objectives is important to executing our current strategic objectives and delivering long-term value to stockholders.

The Committee determines and approves the performance results and awards for the NEOs and recommends for approval, and the independent directors of the full Board approve the annual incentive award amount for the CEO. EIP is composed solely of financial performance measures for our NEOs. The financial metric weighting for Mr. Santi, Mr. O’Herlihy and Mr. Larsen was based 60 percent on Company operating income growth and 40 percent on Company organic revenue growth. For Mr. Martindale, the weighting of the financial measures was based 60 percent on operating income growth and 40 percent on organic revenue growth, with 50 percent of each metric based on Company results and 50 percent on results of his business segment. For Mr. Nagarajan the weighting of the financial measures was based 30 percent on Company operating income, 30 percent on Automotive Segment operating income, 20 percent on Company organic revenue growth and 20 percent on Automotive Segment 2018 sold orders. The financial measures were recommended by management and approved by the Committee at the start of the 2018 performance year. While the Committee has the discretion to make adjustments in the calculation of financial performance to eliminate factors beyond the control of management and to eliminate possible disincentives to act in the long-term best interests of the Company and our stockholders, no such adjustments were made to the 2018 financial results.

2018 EIP Financial Measures

For 2018, executive officers were eligible to earn a payment according to the performance scales below.

2018 EIP Company Financial Targets

	Operating Income Growth	Organic Revenue Growth*	Payout (as a Percent of Target)*

Maximum	116%	5.5%	200%

Target	106%	3.5%	100%

Threshold	85%	2.5%	50%

*Operating income growth payout uses interpolation for achievement between threshold and target and target and maximum. Organic revenue growth payout uses interpolation for achievement between 1.5 and 5.5 percent, resulting in payouts between 0 and 200 percent.

The following table shows the actual goal achievement for the corporate NEOs.

2018 EIP Company Performance Results

Operating Income Growth*				Organic Revenue Growth*

2017	2018	Achievement Percent	Payout Percent	2017	2018	Achievement Percent	Payout Percent	Total Payout Percent

$3.4B	$3.5B	104.6%	96.6%	$14.3B	$14.6B	2.2%	33.9%	71.5%

*Operating income growth and organic revenue growth were calculated on a constant currency basis. Operating income for 2017 excludes the favorable impact of a $95 million legal settlement.

2018 Annual Cash Incentive Total Payouts

The total 2018 payouts to the NEOs ranged from 71.5 percent to 94.5 percent of target award level.

Payouts for Named Executive Officers

Named Executive Officer	Award Target	Year-End 2018 Salary	Total Payout Percent	Total Payout Amount (1)

E. Scott Santi	150%	$1,315,000	71.5%	$1,410,732

Christopher A. O’Herlihy	90%	$759,936	71.5%	$489,156

Michael M. Larsen	90%	$758,929	71.5%	$488,508

Sundaram Nagarajan(2)	80%	$588,130	84.7%	$398,611

Steven L. Martindale	80%	$585,754	94.5%	$442,924

(1)	These amounts are included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” The award payout is calculated as a percent of base salary.
(2)

Mr. Nagarajan’s EIP is based 30 percent on Company operating income, 30 percent on Automotive Segment operating income, 20 percent on Company organic revenue growth and 20 percent on Automotive Segment 2018 sold orders.

Long-Term Incentives

The value of the overall long-term incentive award for the

CEO is determined by the Committee, subject to approval by the independent directors of the full Board of Directors. Awards to other NEOs are recommended by the CEO to the Committee for approval.

The key factors in determining the awards are the executive’s position, performance, potential to contribute to the long-term success of the Company, breadth of experience and prior awards. In addition, although we generally do not establish any specific target or prescribed value in relation to the peer group, comparisons are made to long-term incentive levels in the peer group and market

We believe that ensuring the long-term growth and profitability of the business is a primary management responsibility. Therefore, a significant portion of an executive officer’s compensation should be directly linked to key financial performance measures that consider the long-term perspective, such as operating margin, after-tax ROIC, EPS and ITW’s share price over time.
compensation data.

As noted earlier, beginning in 2017, we changed the components of our long-term incentive award program to increase the performance-based elements. In 2018, the NEOs received 50 percent of their award in stock options and 50 percent in other performance-based awards (25 percent payable in PSUs and 25 percent payable in cash). We believe that stock options are an effective incentive because they directly align the interests of the executives with those of our stockholders, as an unexercised stock option has no realizable value if our stock price falls below the exercise price, while the value increases along with increases in our stock price above the exercise price. The stock option awards are combined with the other performance-based awards to closely align long-term incentives with the financial performance objectives of the Company’s strategy. The weightings of the total target values of the 2018 long-term incentive equity and cash awards are as follows:

2018 Long-Term Incentive Award Weightings

Position	Stock Options	PSUs	Performance Cash
All Executive Officers	50%	25%	25%

The Committee has established specific vesting and expiration provisions associated with termination of employment due to death, disability and retirement, as defined in the applicable awards, and forfeiture provisions upon other termination of employment. The Committee, in its sole discretion, may deem a long-term incentive award, whether vested or unvested, to be immediately forfeited if the recipient competes with the Company, engages in gross misconduct or conduct that is against the business interests of the Company, or divulges confidential information about the Company to others.

2018 Stock Option Awards

The 2018 stock options vest in equal installments over a four-year period ending in 2022. Stock options are awarded with an exercise price equal to the fair market value of the common stock on the date of grant and normally expire ten years after the award date. In recent years, including 2018, we awarded only non-qualified stock options because we believed that the tax benefits to the Company of non-qualified stock options outweighed the potential tax benefits to the NEOs of incentive stock options.

2018 Performance Share Units and Performance Cash Awards

The PSUs and Performance Cash awards vest three years from the date of award, subject to the achievement of the performance goals set at the beginning of the performance period. PSUs are awarded based on the fair market value of one share of ITW common stock on the date of award. Dividend equivalents are accrued and added to the original grants as reinvested dividends for all PSU grants since 2017. These reinvested dividends are paid only on PSUs earned at the end of the performance period.

The goals for the 2018 PSUs and Performance Cash awards are equally weighted and based on operating margin, after-tax ROIC and EPS growth. The payout range is 50 percent to 200 percent of the target award. Performance below threshold results in no payout for the weighted portion for that metric. The payout at the end of the performance period will be based on the following sliding payout scale:

2018 PSU and Performance Cash Payout Scale

	Operating Margin	After-Tax ROIC	EPS Growth	Payout (as a Percent of Target)
Maximum	27%	27%	12%	200%
Target	25%	25%	8%	100%
Threshold	23%	20%	5%	50%

Note: Interpolation is used for measuring achievement between threshold and target and maximum and target.

2016 Long-Term Incentive Cash Award Payouts

In 2016, executives were awarded a long-term incentive cash (LTI Cash) award under the Long-Term Incentive Cash Plan in effect at that time. This award had a three-year performance period from January 1, 2016 to December 31, 2018. The LTI Cash award had three financial metrics that were equally weighted: operating margin, after-tax ROIC and EPS growth (calculated using a simple average as reported in our financial statements as of the time financial results for each year were publicly released). The impact of the 2017 U.S. tax legislation is included in the three-year financial results for the 2016 long-term incentive cash awards, but it did not have an impact on the overall payout percentage due to the strong operating performance of the Company. The payout range for the awards had a threshold of 50 percent and a maximum of 150 percent of target.

Percentage Payout of 2016 LTI Cash Awards

Metric	2016	2017	2018	Achieve- ment	Payout (Percent of Target)
Operating Margin	22.5%	24.4%	24.3%	23.7%	150%
After-Tax ROIC	22.1%	24.4%	28.2%	24.9%	150%
EPS Growth	11.1%	-14.7%	56.4%	17.6%	150%
Total					150%

The following table shows the individual payout level for each NEO:

Payout Amounts of 2016 LTI Cash Awards

Named Executive Officer	Award Target	Final Performance Achievement	Final Payout
E. Scott Santi	$3,000,000	150%	$4,500,000
Michael M. Larsen	$900,000	150%	$1,350,000
Christopher A. O’Herlihy	$750,000	150%	$1,125,000
Sundaram Nagarajan	$458,333	150%	$687,500
Steven L. Martindale	$366,667	150%	$550,000

Timing of Long-Term Incentive Awards

The Committee meets in February of each year following the Company’s public release of its earnings results for the recently completed fiscal year to consider and act with respect to long-term incentive awards for the executive officers. Long-term awards are made in compliance with the Long-Term Incentive Plan, including the requirement that stock options may not be awarded at less than 100 percent of the fair market value of ITW’s common stock on the date of award. The exercise price of the awards is based on the closing price of ITW’s stock on the date of award. We do not time awards for the purpose of enhancing the value of executive compensation.

Compensation Governance

Stock Ownership Guidelines and Anti-Hedging and Pledging Policies

We believe that stock ownership is important because it aligns the interests of our management and directors with those of our stockholders and mitigates compensation-related risk. Because of the importance of stock ownership, the Board of Directors and the Committee have adopted stock ownership guidelines for executive officers and directors. The 2018 guidelines for stock ownership as a multiple of executive officers’ base salaries and of directors’ annual retainers are as follows:

Title	Guideline
Chief Executive Officer	6 times salary
Vice Chairman, Executive Vice Presidents, and Chief Financial Officer	3 times salary
Senior Vice Presidents	2 times salary
Non-employee Directors	5 times annual retainer

The Committee expects that an executive officer or non-employee director will achieve the applicable ownership level within five years. The achievement of these guidelines is reviewed annually. The Board of Directors believes that its stock ownership guidelines are appropriate, reasonable and attainable given the responsibilities and compensation levels of our executive officers and directors and has not deemed it necessary to impose a holding period requirement for shares owned by our executive officers and directors.

All NEOs and directors who have been in their positions for five or more years have met or exceeded the applicable 2018 stock ownership guidelines.

All recipients of Company equity-based awards, which include key employees and all officers and directors, are subject to our policy against options trading and short sales of ITW stock. In addition, all executive officers and directors are prohibited from trading in derivatives linked to Company stock, and since April 2013, our executive officers (including NEOs) and directors are prohibited from pledging Company stock, and pledged shares are excluded from ownership for purposes of our stock ownership guidelines.

Compensation Recovery Policy

We maintain a Compensation Recovery Policy (a “clawback policy”) applicable to all executive officers of the Company subject to Section 16 of the Securities Exchange Act of 1934. Under the policy, the Committee will seek reimbursement of incentives paid to executive officers where the payment was predicated upon the achievement of certain financial results with respect to the applicable performance period that was subsequently the subject of a material restatement due to material non-compliance of the Company with any financial reporting requirement under the U.S. securities laws. The reimbursement amount is equal to the excess of the gross incentive payment made over the gross payment that would have been made if the original payment had been determined based on the restated financial results. Further, following a material restatement of our financial statements, we will seek reimbursement of compensation and profits from trading in Company stock received by our CEO and CFO to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002.

2018 Risk Assessment

The Committee, together with management and Cook, annually considers potential risks when reviewing our compensation programs for all employees, including our executive officers. Based on this assessment, the Committee concluded that our 2018 compensation programs do not create risks that are reasonably likely to have a material adverse effect on ITW. In making this determination, the Committee reviewed the key design elements of our compensation programs, as well as the means by which any potential risks may be mitigated, including:

•

A Balanced Mix of Compensation Components — The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term cash and equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors — Our incentive compensation plans use Company-wide measures, which encourage focus on the achievement of objectives for the overall benefit of the Company. Multiple financial goals also prevent an overemphasis on any one metric.

•

Long-term Incentives — Our long-term incentives are primarily equity-based, and our PSUs and Performance Cash awards are subject to performance goals. These long-term incentives have three-year vesting schedules (PSUs and performance cash) or four-year vesting schedules (stock options), in each case to complement our annual cash-based incentives.

•	Capped Incentive Awards — Annual and long-term incentive awards, PSUs and Performance Cash are all capped at 200 percent of target.

•	Stock Ownership Guidelines — Our guidelines call for significant share ownership, which further aligns the interests of our executive officers with the long-term interests of our stockholders.

•	Clawback Policy — Our Compensation Recovery Policy authorizes the Committee to recoup past incentive compensation in the event of a material restatement of the Company’s financial results.

•	Prohibition on Hedging and Pledging — Executive officers and directors are subject to Company policy that prohibits pledging and hedging activities with respect to ITW stock.

•	Committee Oversight — The Committee has ultimate authority to determine, and reduce if appropriate, compensation provided to our executive officers.

•	Independent Compensation Consultant — The Committee retains an outside independent compensation consultant.

Section 162(m) and Regulatory Considerations

Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to any one NEO in any calendar year. Under the tax rules in effect prior to 2018, compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million limit. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule for certain awards and arrangements that were in effect on or before November 2, 2017. The Company has determined that only the stock option awards that were in effect as of November 2, 2017, are intended to qualify as performance-based under the special grandfather rules.

From and after January 1, 2018, compensation awarded in excess of $1,000,000 to our NEOs generally will not be deductible. The Committee will, consistent with its past practice, continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Committee’s Independent Consultant

Cook, the independent compensation consultant, has been retained by and reports directly to the Committee. It also provides peer group directors’ compensation data to the Corporate Governance and Nominating Committee; it does not have any other consulting engagements with management or ITW. Based on its consideration of factors under NYSE listing standards, the Committee concluded that the work performed by Cook and its senior advisor involved in the engagement did not raise any conflict of interest or independence concerns.

NEO Compensation

The following tables provide information regarding the compensation of our NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation (1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation (5)	Total
E. Scott Santi	2018	$1,306,747	-	$2,749,839	$5,499,988	$5,910,732	$2,146,099	$95,111	$17,708,516
Chairman & Chief Executive Officer	2017	$1,253,684	-	$2,624,896	$5,249,987	$6,112,840	$1,727,424	$141,039	$17,109,870
	2016	$1,205,313	-	$2,999,974	$3,999,996	$4,840,686	$1,671,339	$122,221	$14,839,529
Michael M. Larsen	2018	$754,671	-	$712,413	$1,424,983	$1,838,508	-	$150,208	$4,880,783
Senior Vice President & CFO	2017	$727,341	-	$687,488	$1,374,984	$2,017,978	-	$204,718	$5,012,509
	2016	$702,152	-	$899,965	$899,999	$1,623,675	-	$130,909	$4,256,700
Christopher A. O’Herlihy	2018	$746,537	-	$749,986	$1,499,976	$1,614,156	-	$193,174	$4,803,829
Vice Chairman	2017	$667,116	-	$649,984	$1,299,994	$1,427,813	$330,941	$242,629	$4,618,477
	2016	$633,138	-	$749,925	$749,989	$1,109,427	$27,456	$154,539	$3,424,474
Sundaram Nagarajan	2018	$581,453	-	$374,911	$749,969	$1,086,111	$382,012	$34,301	$3,208,757
Executive Vice President	2017	$541,343	-	$356,224	$712,497	$1,144,235	$353,953	$41,008	$3,149,260
	2016	$520,456	-	$458,297	$458,318	$1,071,171	$305,910	$58,439	$2,872,591
Steven L. Martindale	2018	$583,139	-	$337,338	$674,976	$992,924	$4,961	$158,758	$2,752,096
Executive Vice President

(1)

The Salary and Non-Equity Incentive Plan Compensation columns for 2018 include amounts deferred by the executive under the Executive Contributory Retirement Income Plan (“ECRIP”) and the Savings and Investment Plan. The deferral amounts for each year shown for each NEO can be found in the Footnote 1 Table to the table under the “ITW Retirement Plans — Nonqualified Deferred Compensation” section.

(2)

The Stock Awards column represents PSUs awarded in 2018 and 2017 and PRSUs awarded in 2016. The amounts shown represent the target (2018 and 2017) and target/maximum (2016) amount that may be earned. The Option Awards column represents stock options awarded in the relevant year, and the assumptions applicable to these valuations can be found in Note 13 of the Notes to Financial Statements — Stock-Based Compensation contained in the Illinois Tool Works Inc. Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

These amounts include 2018 awards made under ITW’s Executive Incentive Plan and 2016 LTI Cash award payouts made under our Long-Term Incentive Plan. Further information regarding these plans and awards thereunder can be found above under “Compensation Discussion and Analysis — Components of the 2018 Executive Compensation Program — Annual Executive Incentive Plan” and “— Long-Term Incentives.”

(4)

These amounts include an amount of interest in the applicable calendar year considered to be in excess of market rates credited to the deferred compensation accounts of the NEOs under the ECRIP, discussed in more detail under “Nonqualified Deferred Compensation” below. When a participant attains retirement eligibility at age 55 with 10 years of service, any amounts in his or her ECRIP account deferred prior to January 1, 2010 are entitled to a return of 130 percent of the monthly Moody’s Corporate Bond Yield Average rate, and the excess interest portion is deemed to be amounts exceeding 100 percent of such rate. This additional interest credit applies to all eligible plan participants, including the eligible NEOs. All amounts deferred after December 31, 2009 accrue interest at 100 percent of the Moody’s Rate. The individual amounts of pension benefits and excess interest credits earned in each year are shown in the table below.

Footnote 4 Table

Name	Year	Accrual in ITW Retirement Accumulation Plan	Accrual in ITW Nonqualified Pension Plan	Excess Interest on Deferred Compensation	Change in Pension Value and NQDC Earnings
E. Scott Santi	2018	$57,798	$2,072,676	$15,625	$2,146,099
	2017	$54,458	$1,657,294	$15,672	$1,727,424
	2016	$55,258	$1,600,339	$15,742	$1,671,339
Michael M. Larsen*	2018	-	-	-	-
	2017	-	-	-	-
	2016	-	-	-	-
Christopher A. O’Herlihy**	2018	($213,241)	-	-	($213,241)
	2017	$330,941	-	-	$330,941
	2016	$27,456	-	-	$27,456
Sundaram Nagarajan	2018	$52,589	$324,507	$4,916	$382,012
	2017	$49,193	$300,142	$4,618	$353,953
	2016	$42,420	$259,031	$4,459	$305,910
Steven L. Martindale ***	2018	-	-	$4,961	$4,961

* Mr. Larsen joined the Company in September 2013. Consequently, his ECRIP deferrals are not eligible for the 130 percent rate. He is not eligible to participate in the Company’s pension plans, which were closed to new entrants effective January 1, 2007.

**Mr. O’Herlihy participated in the ITW Retirement Accumulation Plan from 1989 through 1999. From 1999 through August 2011, he was employed in Ireland, participated in the ITW Irish Pension Plan and ceased active participation in the U.S. plan. Upon his return to the U.S. in 2011, he was ineligible to actively participate in the U.S. plan due to the plan participation closure effective January 1, 2007. The ITW Irish Pension Plan accrual is included in the “Accrual in ITW Retirement Accumulation Plan” column above, because this amount also represents a qualified pension plan present value. For 2018, the reduction in the present value of accumulated benefits reflects the economic adjustment in the value of his benefits.

***Mr. Martindale is not eligible for the Company’s pension plans. Mr. Martindale was hired by Instron in 2002, which was then acquired by the Company in 2005. In connection with the acquisition, Instron employees were not made eligible for the ITW Retirement Accumulation Plan. Mr. Martindale became an NEO in 2018; therefore, prior years are not presented.

(5)	These amounts include the Company contributions to the ECRIP and the Savings and Investment Plan, based on plan rules for all eligible participants.

Grants of Plan-Based Awards

The table below provides information regarding plan-based awards granted to our NEOs during fiscal year 2018 under the ITW Executive Incentive Plan (“EIP”) and the Long-Term Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh) (4)	Grant Date Fair Value of Stock And Option Awards ($)(5)

Name	Grant Date	Plan Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
E. Scott Santi		EIP	0	1,972,500	3,945,000
	2/15/2018	Perf. Cash	1,375,000	2,750,000	5,500,000
	2/15/2018	Equity (6)				8,417	16,833	33,666		143,453	163.36	8,249,827
Michael M. Larsen		EIP	0	683,036	1,366,072
	2/15/2018	Perf. Cash	356,250	712,500	1,425,000
	2/15/2018	Equity (6)				2,181	4,361	8,722		37,167	163.36	2,137,396
Christopher A. O’Herlihy		EIP	0	683,942	1,367,885
	2/15/2018	Perf. Cash	375,000	750,000	1,500,000
	2/15/2018	Equity (6)				2,296	4,591	9,182		39,123	163.36	2,249,962
Sundaram Nagarajan		EIP	0	470,504	941,008
	2/15/2018	Perf. Cash	187,500	375,000	750,000
	2/15/2018	Equity (6)				1,148	2,295	4,590		19,561	163.36	1,124,880
Steven L. Martindale		EIP	0	468,603	937,206
	2/15/2018	Perf. Cash	168,750	337,500	675,000
	2/15/2018	Equity (6)				1,033	2,065	4,130		17,605	163.36	1,012,314

(1)

The range of potential payouts under the EIP awards for the NEOs as determined by the Committee in February 2018 for 2018 performance is set forth in these columns. The financial performance components and corresponding payouts as a percent of target are shown under “Components of the 2018 Executive Compensation Program — Annual Executive Incentive Plan.”

(2)	The range of potential payouts under the Performance Cash Awards for the three-year period 2018 through 2020 is set forth in these columns.

(3)

The range of potential share distributions under the 2018 PSU award for the NEOs as set by the Committee in February 2018 for performance for the three-year period 2018 through 2020 is set forth in these columns.

(4)	Exercise price is equal to the closing price on the grant date.

(5)

Grant date fair values of options awarded to the NEOs on February 15, 2018 were based on an implied value of $38.34 per share as determined using a binomial valuation technique under Accounting Standards Codification Topic 718. Grant date fair value of PSUs was based on the assumption that the performance conditions will be met.

(6)

Amounts in the column Estimated Future Payouts Under Equity Incentive Plan Awards reflect the PSUs awarded to the NEOs. Amounts in the All Other Option Awards: Number of Securities Underlying Options are the non-qualified stock option awards to the NEOs.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth details, on an award-by-award basis, of the outstanding equity awards held by each NEO as of December 31, 2018.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
E. Scott Santi	02/15/2018	0	143,453	163.36	02/15/2028	-	-	17,134.485	2,170,768

	02/10/2017	48,919	146,757	128.00	02/10/2027	-	-	21,276.811	2,695,559

	02/12/2016	99,900	99,900	91.88	02/12/2026	-	-	32,651.000	4,136,555

	02/13/2015	138,483	46,162	98.26	02/13/2025	-	-	-	-

	02/14/2014	224,422	0	78.59	02/14/2024	-	-	-	-

	02/15/2013	305,188	0	63.25	02/14/2023	-	-	-	-

Michael M. Larsen	02/15/2018	0	37,167	163.36	02/15/2028	-	-	4,439.108	562,391

	02/10/2017	12,812	38,436	128.00	02/10/2027	-	-	5,572.621	705,995

	02/12/2016	22,477	22,478	91.88	02/12/2026	-	-	9,795.000	1,240,929

	02/13/2015	32,798	10,933	98.26	02/13/2025	-	-	-	-

	02/14/2014	13,752	0	78.59	02/14/2024	-	-	-	-

Christopher A. O’Herlihy	02/15/2018	0	39,123	163.36	02/15/2028	-	-	4,673.227	592,051

	02/10/2017	12,113	36,340	128.00	02/10/2027	-	-	5,268.623	667,482

	02/12/2016	18,731	18,731	91.88	02/12/2026	-	-	8,162.000	1,034,044

	02/13/2015	17,006	5,669	98.26	02/13/2025	-	-	-	-

	02/14/2014	29,702	0	78.59	02/14/2024	-	-	-	-

	02/15/2013	37,301	0	63.25	02/14/2023	-	-	-	-

	02/10/2012	43,554	0	55.71	02/09/2022	-	-	-	-

Sandaram Nagarajan	02/15/2018	0	19,561	163.36	02/15/2028	-	-	2,336.104	295,961

	02/10/2017	6,639	19,917	128.00	02/10/2027	-	-	2,887.471	365,814

	02/12/2016	11,446	11,447	91.88	02/12/2026	-	-	4,988.000	631,930

	02/13/2015	15,792	5,264	98.26	02/13/2025	-	-	-	-

	02/14/2014	27,502	0	78.59	02/14/2024	-	-	-	-

	02/15/2013	18,651	0	63.25	02/14/2023	-	-	-	-

Steven L. Martindale	02/15/2018	0	17,605	163.36	02/15/2028	-	-	2,101.985	266,300

	02/10/2017	5,590	16,773	128.00	02/10/2027	-	-	2,430.953	307,977

	02/12/2016	9,157	9,158	91.88	02/12/2026	-	-	3,990.000	505,493

	02/13/2015	13,362	4,454	98.26	02/13/2025	-	-	-	-

	02/14/2014	24,202	0	78.59	02/14/2024	-	-	-	-

	02/15/2013	42,387	0	63.25	02/14/2023	-	-	-	-

	02/10/2012	52,265	0	55.71	02/09/2022	-	-	-	-

	02/11/2011	48,622	0	55.81	02/11/2021	-	-	-	-

(1)	Stock options vest at the rate of 25 percent per year from the award date with exceptions for termination upon death, disability, retirement and change-in-control.

(2)

PRSUs (granted 2016 and prior) are subject to three-year vesting, as well as a performance goal based on cumulative earnings per share from continuing operations over a three-year period. PSUs were granted in 2017 and 2018 and are subject to three-year vesting, as well as operating margin, after-tax ROIC and EPS performance goals.

Option Exercises and Stock Vested

The following table provides information regarding option exercises and stock vesting for each NEO during 2018. The value realized upon the exercise of options is calculated using the difference between the option exercise price and the market price at the time of exercise multiplied by the number of shares underlying the option. The value realized upon the vesting of stock awards is based on the market price on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

E. Scott Santi	108,885	8,437,477	29,004	4,694,297

Michael M. Larsen	58,736	3,251,219	9,159	1,482,384

Christopher A. O’Herlihy	0	0	4,749	768,626

Sundaram Nagarajan	18,650	2,140,088	4,410	713,759

Steven L. Martindale	0	0	3,731	603,862

Pension Benefits

The following table provides pension benefit information through our financial statement measurement date of December 31, 2018 for each NEO serving as of that date.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)(2)
E. Scott Santi	ITW Retirement Accumulation Plan	36.621	$870,638
	ITW Nonqualified Pension Plan	36.621	$11,509,970
Michael M. Larsen	ITW Retirement Accumulation Plan (3)	-	-
	ITW Nonqualified Pension Plan (3)	-	-
Christopher A. O’Herlihy	ITW Retirement Accumulation Plan (4)	10.455	$83,430
	ITW Nonqualified Pension Plan (4)	-	-
	ITW Irish Pension Plan (4)	11.167	$1,452,256
Sundaram Nagarajan	ITW Retirement Accumulation Plan	22.000	$533,482
	ITW Nonqualified Pension Plan	22.000	$1,889,996
Steven L. Martindale	ITW Retirement Accumulation Plan (5)	-	-
	ITW Nonqualified Pension Plan (5)	-	-

(1)	Assuming the individual receives a lump-sum distribution at normal retirement, present values are based on the 4.27 percent discount rate used for financial reporting purposes.
(2)

In the event of a change-in-control or departure due to death, disability or retirement, the total pension payable is reflected in the total of the above amounts. The allocation between the ITW Retirement Accumulation Plan and the ITW Nonqualified Pension Plan depends on the actual lump sum and annuity values calculated using the actual applicable interest rates and IRS limits.

(3)	Mr. Larsen is not eligible for the Company’s pension plans, as the plans were closed to employees hired after January 1, 2007.

(4)

Mr. O’Herlihy participated in the ITW Retirement Accumulation Plan from 1989 through 1999. From 1999 through August 2011, he was employed in Ireland, participated in the ITW Irish Pension Plan and ceased active participation in the U.S. plan. Upon his return to the U.S. in 2011, he ceased active participation in the Irish plan and was ineligible to actively participate in the U.S. plan due to the plan participation closure effective January 1, 2007.

(5)

Mr. Martindale is not eligible for the Company’s pension plans. Mr. Martindale was hired by Instron in 2002, which was then acquired by the Company in 2005. In connection with the acquisition, Instron employees were not made eligible for the pension plans.

ITW Retirement Plans

ITW Retirement Accumulation Plan

We maintain the ITW Retirement Accumulation Plan (the “Pension Plan”) for the benefit of eligible employees to provide a portion of the income necessary for retirement. The Pension Plan was closed to new entrants effective January 1, 2007. The Pension Plan is structured as a “pension equity plan” under which a participant accumulates an age-based percentage for each year of plan participation. The sum of the Accumulation Percentages multiplied by final average annual pay (salary and annual incentive (“EIP”) paid in the highest five years out of the last ten complete calendar years of service), plus the sum of the Excess Percentages multiplied by the final average annual pay above the Covered Compensation, produce an amount that can be received as a lump-sum payment or an actuarially equivalent lifetime annuity. For each year of credited service after December 31, 2000, the age-based percentages are as follows:

Age During the Year	Pay Accumulation Percentage	Excess Percentage (1)
Less than 30	2%	2%
30-34	3%	2%
35-39	4%	2%
40-44	5%	2%
45	7%	2%
46-49	7%	6%
50-54	10%	6%
55-59	13%	6%
60 or older	16%	6%

(1)

Covered Compensation is a 35-year average of the maximum earnings recognized in calculating Social Security benefits. For 2018, the covered compensation amount for an individual attaining age 65 was $80,532, while for an employee age 35 or younger it was $128,400.

Prior to 2001, the Pension Plan operated under a traditional annuity formula (a normal retirement benefit equal to 1 percent of final average annual pay and 0.65 percent of such pay in excess of covered compensation for each of the first 30 years of credited service plus 0.75 percent of final average annual pay for any additional years). As part of the transition to the pension equity formula, as of December 31, 2000:

•

Accrued benefits under the traditional annuity formula were converted to an initial pension equity percentage by calculating the lump-sum value of the normal retirement annuity and dividing by the average annual pay at that time.

•

Participants who had 5 years of participation and whose age plus vesting service equaled at least 50 years were entitled to additional pension equity credits of 4 percent of final average annual pay per year for each year of employment from 2001 through 2015.

ITW Irish Pension Plan

The Irish Pension Plan operates under a traditional annuity formula (a normal retirement benefit equal to 1.5 percent of final average annual pay for each year of credited service). The final average annual pay is the highest consecutive pensionable base salary over any three-year period over the last ten complete years of service.

Nonqualified Pension Plan

The Nonqualified Pension Plan is maintained to make up for benefits that cannot be paid under the tax-qualified Pension Plan due to Internal Revenue Code limitations on the amount of compensation that may be considered and the amount of benefit that may be paid. The Company has not considered awarding additional years of service to executive officers under the plan and, therefore, does not currently have a policy on such awards. For the most part, the Nonqualified Pension Plan uses the same formulas and other computation elements as the Pension Plan with certain exceptions, including the following:

•

The Pension Plan uses net compensation after deferrals under the Executive Contributory Retirement Income Plan (the “ECRIP”), and the Nonqualified Pension Plan uses total eligible compensation (generally, salary and non-equity incentive compensation).

•

The Nonqualified Pension Plan provides that a participant who leaves the Company, other than upon retirement, may forfeit any plan benefits based on eligible compensation above the IRS maximum amount ($275,000 in 2018) that may be recognized under a tax-qualified plan.

•

In addition to the annuity and lump-sum options available under the Pension Plan, a participant in the Nonqualified Pension Plan may elect to receive fixed monthly installments over 2 to 20 years. If the executive left employment prior to death, disability or retirement, or if the plan is terminated in conjunction with a change-in-control, the benefit from the Nonqualified Pension Plan would be paid as a lump sum.

Nonqualified Deferred Compensation

The Company’s ECRIP offers designated executives an opportunity to defer a portion of their salary and earned non-equity incentive to a deferred compensation account to receive the Company contributions they would otherwise receive if such deferrals had been made under our tax-qualified Savings and Investment Plan and IRS limits did not apply. Deferred amounts receive a rate of interest based on the monthly Moody’s Long-Term Corporate Bond Yield Average (the “Moody’s Rate”). All of the NEOs are eligible for the ECRIP. An ECRIP participant may defer from 6 percent to 50 percent of his or her salary and from 6 percent to 85 percent of his or her variable Cash components (EIP and Performance Cash), with the applicable Company matching contribution on the salary and EIP amounts under the Savings and Investment Plan formula (in lieu of any matching contributions under that plan). Salary and EIP deferrals under the ECRIP reduce the compensation that may be recognized under the Savings and Investment Plan and the tax-qualified Pension Plan.

For employees who are not eligible to participate in the pension plan due to the participation freeze on January 1, 2007, the Company contributes a non-elective contribution to the Savings and Investment Plan, up to the IRS Compensation Limits and continues to contribute above the IRS Compensation Limits to this plan.

This Savings and Investment Plan contribution is based on the combined age and years of service as of January 1 of each year (“points”). For each year, the points are as follows:

Points	Pay Below the Social Security Wage Base (1)	Pay in excess of the Social Security Wage Base (1)
Less than 50	3.0%	6.0%
50-59	4.0%	8.0%
60-69	5.0%	10.0%
At least 70	6.0%	11.7%

(1)	For 2018, the Social Security Wage Base was $128,400.

The ECRIP features include a maximum limit on the amount of interest under the Moody’s Rate that would be recognized (12 percent annualized, or 15.6 percent for amounts eligible to receive 130 percent of the Moody’s Rate), a return of deferral feature whereby an individual could elect to receive a return of the principal amount deferred after a period of at least five years, and options for payment following death, disability or retirement as a lump sum or in monthly installments over 2 to 20 years.

Retirement under the ECRIP is defined as having attained age 55 with at least 10 years of service, or age 65 with at least 5 years of service. If an ECRIP participant’s employment ends due to retirement, death, or disability, amounts deferred to the ECRIP prior to January 1, 2010 will receive interest crediting of 130 percent of the Moody’s Rate. Amounts deferred to the ECRIP after December 31, 2009 are only eligible to receive 100 percent of the Moody’s Rate. During 2018, the Moody’s Rate applied to ECRIP accounts ranged from 3.88 percent to 4.33 percent for amounts eligible for 100 percent of the Moody’s Rate, and 5.05 percent to 5.62 percent for amounts eligible for 130 percent of Moody’s.

If terminated in conjunction with a change-in-control, participants would receive their ECRIP as a lump-sum payment.

The following table sets forth ECRIP account information for each NEO during fiscal year 2018.

Name	Executive Contributions in 2018 (1)	Registrant Contributions in 2018 (2)	Aggregate Earnings in 2018	Aggregate Distributions in 2018	Aggregate Balance at December 31, 2018 (3)(4)
E. Scott Santi	$271,744	$95,111	$204,539	$85,336	$4,784,733
Michael M. Larsen	$319,720	$133,169	$101,893	-	$2,689,597
Christopher A. O’Herlihy	$1,180,321	$166,818	$215,627	-	$5,706,739
Sundaram Nagarajan	$948,968	$34,301	$109,623	$60,124	$2,760,004
Steven L. Martindale	$723,819	$146,375	$207,718	-	$5,219,142

(1)

As shown in the Footnote 1 Table below, includes deferrals of (i) 2018 salary reflected in the Salary column of the Summary Compensation Table; (ii) 2018 executive annual incentive amounts deferred in 2019 reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018; and (iii) 2016-2018 LTI Cash deferred in 2019 reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2018.

Footnote 1 Table

Name	Salary Deferral in 2018	Executive Annual Incentive Deferral in 2019 for 2018 Performance	LTI Cash Deferral in 2019 for Performance Period of 2016 - 2018	Total Executive Deferrals in 2018
E. Scott Santi	$130,671	$141,073	-	$271,744
Michael M. Larsen	$75,466	$244,254	-	$319,720
Christopher A. O’Herlihy	$373,243	$244,578	$562,500	$1,180,321
Sundaram Nagarajan	$145,357	$219,236	$584,375	$948,968
Steven L. Martindale	$116,626	$332,193	$275,000	$723,819

(2)	These amounts are also included in the All Other Compensation column of the Summary Compensation Table for 2018.

(3)

Footnote 4 to the Summary Compensation Table sets forth above-market interest for 2018 included in aggregate earnings in this table. Above-market interest was discontinued for amounts deferred after December 31, 2009.

(4)

In addition to the Company’s contributions shown in the table above and excess interest as disclosed for 2018 in the Footnote 4 Table to the Summary Compensation Table, the following amounts of NEO and Company contributions to the ECRIP and excess interest are reported as compensation in the Summary Compensation Table for 2017 and 2016:

Footnote 4 Table

Name	Year Ended December 31, 2017	Year Ended December 31, 2016
E. Scott Santi	$553,839	$442,188
Michael M. Larsen	$735,642	$522,137
Christopher A. O’Herlihy	$1,195,994	$697,494
Sundaram Nagarajan	$905,889	$299,627
Steven L. Martindale *	-	-

* Mr. Martindale was not an NEO in 2017 or 2016.

Potential Payments upon Termination

Payments and benefits received by NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of December 31, 2018, the last business day of fiscal year 2018. The actual amounts to be paid out can only be determined at the time of the NEOs’ departure from the Company.

No payments or benefits are automatically payable to NEOs upon a change-in-control, and if there is a qualifying termination following a change-in-control, there are no tax gross-up payments.

Annual Executive Incentive Plan

The Executive Incentive Plan (“EIP”) provides that if a participant is employed as of the last day of the fiscal year, he or she would receive any amounts earned under the Executive Incentive Plan for that fiscal year. In the event an NEO becomes permanently disabled or dies, the NEO would be eligible for a possible payout under the Executive Incentive Plan. If termination of employment other than for death, disability, retirement or change-in-control occurs prior to the last day of the fiscal year, a participant forfeits his or her award; however, the Compensation Committee has the discretion to award an amount prorated for the portion of the fiscal year that the participant was employed. Actual amounts earned based on performance by the NEOs in 2018 are discussed in more detail above in “Compensation Discussion and Analysis — Components of the 2018 Executive Compensation Program — Annual Executive Incentive Plan.”

ITW Retirement Accumulation Plan and Nonqualified Pension Plan

NEOs who are terminated for any reason receive their benefits under the ITW Retirement Accumulation Plan and Nonqualified Pension Plan as described in the Pension Benefits table above.

Executive Contributory Retirement Income Plan

NEOs who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section above.

Long-Term Incentive Plan Awards

Stock Options and PRSUs: In the event of a termination upon death or disability, all unvested options and PRSUs held by the NEOs would immediately vest. In the event of a termination upon retirement, unvested PRSUs awarded more than one year prior to retirement would immediately vest, and unvested options and PRSUs awarded within one year prior to retirement would become 25 percent vested, with PRSU payouts subject to achievement of performance metrics. Retirement is defined as a combined age and service of 70, subject to a minimum age of 55 and a minimum service of 5 years. Unvested options will continue to vest according to the original vesting schedule instead of immediately vesting in the event of a recipient’s retirement more than one year after the grant date of the award. Messrs. Santi, Nagarajan and Martindale meet the retirement criteria for the 2016, 2017 and 2018 awards as of December 31, 2018.

In the event of a change-in-control, options and 2016 PRSUs and 2017 PSUs that are continued or replaced would only vest upon a termination of employment after the change-in-control. Unvested options and PRSUs/PSUs that are not replaced would fully vest. In the case of PRSUs and PSUs, all such vesting events are subject to the achievement of performance goals.

2016 LTI Cash/2017 and 2018 PSUs and Performance Cash: In the event of a termination upon death or disability, the awards would vest based on the actual performance level achieved and be paid after the end of the performance period. In the event of a termination upon retirement (defined as a combined age and service of 70, subject to a minimum age of 55 and a minimum service of 5 years), the awards would vest pro-rata and be paid after the end of the performance period. In the event of a change-in-control, an award that is not replaced will vest pro-rata at the greater of target or actual achievement level. In the event of an actual or constructive termination following a change-in-control, an award that has been replaced would vest pro-rata and be paid at the target level (or actual achievement level if greater).

For all NEOs, in the event of a termination other than upon retirement, death, disability or a change-in-control, any unvested options, PRSUs, PSUs, Performance Cash and LTI Cash held on such date by the NEOs would be forfeited.

Change-in-Control Severance Policy

The Company’s 2011 Change-in-Control Severance Compensation Policy provides that, upon an actual or constructive termination following a change-in-control of the Company, the NEOs and other elected officers would be entitled to receive: (i) two times annual cash compensation (base salary plus average annual incentive pay over the prior three years); (ii) a prorated amount of that year’s annual incentive bonus at the target level (or actual achievement level if greater); and (iii) a prorated amount of the value of any LTI Cash or Performance Cash awards at the target level (or actual achievement level if greater). We do not gross up any of the compensation paid in the event of termination due to a change-in-control.

Summary of Termination and Change-in-Control Provisions

The benefits for the NEOs under each termination scenario are outlined below.

Benefit or Payment	Retirement	Involuntary (w/o Cause)	Death/ Disability	Termination in Connection with a Change-in-control
Base Salary	N/A	1 week per year of service	N/A	2 times annual salary
Benefits	N/A	Based on years of service	N/A	N/A
Executive Incentive Plan (1)(2)	Pro-rata vesting	Pro-rata payout	Pro-rata vesting	2 times the average bonus paid in the prior 3 years plus pro-rata payout for current year
Executive Contributory Retirement Income Plan (1)	Yes	Yes	Yes	Yes
Retirement Accumulation Plan and Nonqualified Pension Plan (1)	Yes	Yes	Yes	Yes
Vesting of Unvested PRSUs (2)	Vests 100 percent if retirement is 1 year or more after award; if retirement is less than 1 year after award, 25 percent vests and 75 percent is forfeited (3)	N/A	100 percent vesting (4)	Subject to replacement and double trigger (5); otherwise, 100 percent vesting
Vesting of Unvested Stock Options	If retirement is 1 year or more after award, continue vesting; if less than 1 year, 25 percent vests and 75 percent is forfeited (3)	N/A	100 percent vesting	Subject to replacement and double trigger (5); otherwise, 100 percent vesting
Payment of Long-Term Cash (LTI Cash, Performance Cash) and PSUs (2)(3)	Pro-rata vesting (4)	N/A	100 percent vesting (4)	Subject to replacement and double trigger (5); otherwise, pro-rata amount based on termination date (6)

(1)	Retirement for these awards is defined as termination after age 55 and 10 years of service.

(2)	All vesting for these awards is subject to achievement of performance goals, except for termination upon death or disability.

(3)	Retirement is defined as a combination of age and service of 70 with a minimum age of 55 and minimum service of 5 years.

(4)	Vesting is limited to the extent that the performance level for the award is achieved. If the minimum performance level is not achieved, the award is forfeited.

(5)

Awards that are replaced after a change-in-control do not receive accelerated vesting. Double-trigger vesting occurs for awards that are continued or replaced if actual or constructive termination occurs within two years of a change-in-control of the Company.

(6)	Pro-rata vesting is at the greater of target or actual achievement level.

Termination and Change-in-Control Payments and Benefits

The following table shows the value of payments and benefits that the NEOs would receive pursuant to the 2011 Long-Term Incentive Plan, the 2015 Long-Term Incentive Plan and the 2011 Change-In-Control Severance Compensation Policy upon retirement, involuntary termination without cause, death, disability or a change-in-control, assuming that termination occurred as of the last business day of fiscal 2018. It also shows the Company’s severance benefits that would be payable to the NEOs and that are available to employees generally. For purposes of this table, LTI Cash and Performance Cash payments are assumed at target level. The value of unvested stock options, if accelerated upon a change-in-control or termination, is determined using the excess, if any, of $126.69 (the closing price of ITW common stock on December 31, 2018) over the option exercise price.

Messrs. Santi, O’Herlihy, Nagarajan and Martindale met the retirement criteria for various grants under the Long-Term Incentive Plan during 2018. The 2016 PRSUs, 2017 and 2018 PSUs, Performance Cash and LTI Cash awards vest and are payable after the performance goals have been met. The unvested stock options continue vesting. In addition, 75 percent of the 2018 stock option awards would be forfeited since the assumed retirement occurs within the award year. The PSUs, LTI Cash and Performance Cash awards would be pro-rated based on the retirement date.

Voluntary termination without good reason is not shown in the table because such a termination would not trigger the payment of severance benefits or annual long-term incentives. Stock options, PRSUs, PSUs and LTI Cash awards and Performance Cash awards, whether vested or unvested, are subject to forfeiture if the holder competes with, or divulges confidential information about, the Company, or if the Compensation Committee determines that the holder engaged in gross misconduct or conduct that is against the business interests of the Company. Awards granted after January 1, 2011 are also subject to forfeiture, in whole or in part, in order to comply with applicable law, regulation, stock exchange, accounting rule, or our clawback policy.

Named Executive Officer	Benefit	Retirement	Involuntary Termination (w/o Cause)	Death or Disability	Termination Upon a CIC
E. Scott Santi	Severance (Base)	$-	$657,500	$-	$7,728,841
	Benefits	$-	$8,096	$-	$-
	Current year EIP	$1,410,732	$1,410,732	$1,410,732	$1,410,732
	Stock Options (Value of accelerated options)	$-	$-	$4,789,905	$4,789,905
	Restricted Stock Units (Value of unvested PRSUs)	$4,136,555	$-	$4,136,555	$4,136,555
	Restricted Stock Units (Value of unvested PSUs)	$2,520,629	$-	$4,866,327	$2,520,629
	LTI - Cash (Value of accelerated cash)	$5,666,667	$-	$8,375,000	$5,666,667
	Total	$13,734,583	$2,076,328	$23,578,519	$26,253,329

Named Executive Officer	Benefit	Retirement	Involuntary Termination (w/o Cause)	Death or Disability	Termination Upon a CIC
Michael M. Larsen	Severance (Base)	$-	$72,974	$-	$3,006,779
	Benefits	$-	$1,584	$-	$-
	Current year EIP	$-	$488,508	$488,508	$488,508
	Stock Options (Value of accelerated options)	$-	$-	$1,093,284	$1,093,284
	Restricted Stock Units (Value of unvested PRSUs)	$-	$-	$1,240,929	$1,240,929
	Restricted Stock Units (Value of unvested PSUs)	$-	$-	$1,268,386	$658,127
	LTI - Cash (Value of accelerated cash)	$-	$-	$2,300,000	$1,595,833
	Total	$-	$563,066	$6,391,107	$8,083,461
Christopher A.	Severance (Base)	$-	$423,810	$-	$2,796,985
O’Herlihy	Benefits	$-	$12,669	$-	$-
	Current year EIP	$489,156	$489,156	$489,156	$489,156
	Stock Options (Value of accelerated options)	$-	$-	$813,196	$813,196
	Restricted Stock Units (Value of unvested PRSUs)	$1,034,044	$-	$1,034,044	$1,034,044
	Restricted Stock Units (Value of unvested PSUs)	$642,338	$-	$1,259,533	$642,338
	LTI - Cash (Value of accelerated cash)	$1,433,333	$-	$2,150,000	$1,433,333
	Total	$3,598,871	$925,635	$5,745,929	$7,209,052
Sundaram Nagarajan	Severance (Base)	$-	$316,685	$-	$2,304,934
	Benefits	$-	$11,085	$-	$-
	Current year EIP	$398,611	$398,611	$398,611	$398,611
	Stock Options (Value of accelerated options)	$-	$-	$548,126	$548,126
	Restricted Stock Units (Value of unvested PRSUs)	$631,930	$-	$631,930	$631,930
	Restricted Stock Units (Value of unvested PSUs)	$342,529	$-	$661,775	$342,529
	LTI - Cash (Value of accelerated cash)	$820,833	$-	$1,189,583	$820,833
	Total	$2,193,903	$726,381	$3,430,024	$5,046,963
Steven L. Martindale	Severance (Base)	$-	$180,232	$-	$2,332,089
	Benefits	$-	$4,451	$-	$-
	Current year EIP	$442,924	$442,924	$442,924	$442,924
	Stock Options (Value of accelerated options)	$-	$-	$445,417	$445,417
	Restricted Stock Units (Value of unvested PRSUs)	$505,493	$-	$505,493	$505,493
	Restricted Stock Units (Value of unvested PSUs)	$294,085	$-	$574,278	$294,085
	LTI - Cash (Value of accelerated cash)	$679,167	$-	$1,004,167	$679,167
	Total	$1,921,669	$627,607	$2,972,279	$4,699,175

Compensation Committee Report

The Compensation Committee of the Board of Directors hereby furnishes the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2018.

This report is submitted on behalf of the members of the Compensation Committee:

Richard H. Lenny, Chairman

Susan Crown

James W. Griffith

James A. Skinner

Kevin M. Warren

Anré D. Williams

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 about the Long-Term Incentive Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,214,233(1)	$90.56	7,666,024

(1)	Includes directors’ deferred shares, and shares subject to RSUs, PRSUs and PSUs.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of the median ITW employee to the annual total compensation of our CEO.

The pay ratio reported below, in our view, is a reasonable estimate calculated in a manner consistent with SEC rules, and is based on the methodologies and assumptions described below. SEC rules identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have utilized other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, are likely not comparable to our CEO pay ratio.

The Company has an extensive global footprint in 55 countries and approximately 48,000 employees as of December 31, 2018, of which approximately two-thirds are outside of the U.S. While compensation and benefits practices in these countries vary considerably, we commit to providing market competitive compensation and benefits, maintain fair labor practices and ensure work environments that reflect our core values and culture everywhere we operate.

In 25 countries, ITW has small employee populations. We therefore chose to apply the de minimis exemption, as permitted by the SEC, and excluded countries which, in the aggregate, make up approximately 4% of our total workforce. The countries excluded are as follows:

Countries	Excluded Employees (in each country)
Austria, Estonia, Indonesia, Luxembourg, Peru, Turkey	Less than 15 employees
Chile, Columbia, Croatia, Finland, Guatemala, Hong Kong, Norway, Philippines, Puerto Rico, Singapore, South Africa, Switzerland, United Arab Emirates	Less than 100 employees
Argentina, Costa Rica, Hungary, Ireland, Portugal, Thailand	Less than 200 employees

To calculate the pay ratio, we identified the median employee based on our employee population as of October 31, 2017, which was approximately 50,000 employees, before excluding approximately 2,000 employees by applying the exemption noted above.

To identify the median employee, we collected employees’ regular pay (salary or hourly wages), overtime pay and shift differentials/premiums, and pay received for paid time off. For employees who participate in a company-sponsored defined contribution retirement plan, we also included their company-paid contribution. We did not include annual incentives or bonuses, sales incentives or commissions, long-term cash or equity incentives, allowances, or any benefits received as part of a company-sponsored defined benefit pension plan.

With the information collected, we identified 20 employees whose compensation we believed to be around the median of all employees, and we then identified the actual annual total compensation for each of these employees in order to determine the final median employee compensation.

The ITW employee, who we identified in 2017 as the median employee, terminated employment with the Company in 2018. As such, we have reviewed the remaining employees in the median group and selected a new median employee. In addition, for 2018, we also included the individual cost of health and welfare benefits paid by the Company in the annual total compensation since this is also a significant element of the compensation and benefits offerings extended to our employees. We included this amount for both our median employee and our CEO.

Our median employee compensation is $49,632. As set forth in the Summary Compensation Table, the total compensation plus the Company costs to provide benefits for our CEO for 2018 is $17,723,369. Accordingly, the pay ratio between our CEO and median employee is 357:1.

Certain Relationships and Related Party Transactions

We review related-party transactions in accordance with our Statement of Principles of Conduct, by-laws and Corporate Governance Guidelines, rather than a separate written policy. A related-party transaction is a transaction involving the Company and any of the following persons: a director, director nominee or executive officer of the Company; a holder of more than 5% of ITW common stock; or an immediate family member or person sharing the household of any of these persons.

Our Statement of Principles of Conduct states that our directors, officers and employees must avoid engaging in any activity, such as related-party transactions, that might create a conflict of interest or a perception of a conflict of interest. These individuals are required to raise for consideration any proposed or actual transaction that they believe may create a conflict of interest. Our by-laws provide that no related-party transaction is void or voidable solely because a director has an interest if (1) the material facts are disclosed to or known by the Board of Directors and the transaction is approved by the disinterested directors or an appropriate Board committee comprised of disinterested directors, (2) the material facts are disclosed to or known by the stockholders and the transaction is approved by the stockholders, or (3) the transaction is fair to the Company as of the time it is approved. Our Corporate Governance Guidelines provide that the Board will apply established Categorical Standards for Director Independence in making its independence determinations. Under the standards, certain relationships between the Company and a director would preclude a director from being considered independent.

On an annual basis, each director and executive officer completes a Directors’ and Officers’ Questionnaire, which requires disclosure of any transactions with the Company in which he or she, or any member of his or her immediate family, has a direct or indirect material interest. The Corporate Governance and Nominating Committee reviews the results of these questionnaires and discusses any related-party transaction disclosed therein.

In addition, under its charter, the Audit Committee is responsible for reviewing, approving, ratifying or disapproving all proposed related-party transactions that, if entered into, would be required to be disclosed under the rules and regulations of the SEC. In reviewing related-party transactions, the Audit Committee considers the factors set forth in our Statement of Principles of Conduct, by-laws and Corporate Governance Guidelines, as well as other factors, including the Company’s rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case were the transaction entered into with a third party, and the potential for an actual or apparent conflict of interest. No member of the Audit Committee having an interest in a related-party transaction may participate in any decision regarding that transaction.

We maintain a commercial banking relationship with The Northern Trust Company and its wholly owned subsidiaries. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation and beneficially owns approximately 6.1% of our common stock. Ms. Susan Crown and Messrs. Jay L. Henderson and David B. Smith, Jr., directors of the Company, are also directors of Northern Trust Corporation and The Northern Trust Company. In 2018, The Northern Trust Company provided the following services to the Company: credit services, treasury and investment management services, trade services, credit enhancement or payment guaranty, acting as agent or fiduciary, consulting services, risk management services, securities lending services and broker dealer services. In addition, The Northern Trust Company serves as the trustee under the Company’s principal U.S. pension plans. The banking and trustee relationships with The Northern Trust Company are conducted in the ordinary course of business on an arm’s-length basis. Banking, investment management, trustee and other administrative fees paid to The Northern Trust Company or affiliates by the Company were approximately $3.8 million in 2018.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of five independent directors, as defined in the listing standards of the New York Stock Exchange, and the Board of Directors has determined that all Audit Committee members are “financially literate.” In addition, the Board of Directors has determined that Messrs. Brutto and Henderson meet the Securities and Exchange Commission criteria of “audit committee financial expert.” The Audit Committee operates under a written charter adopted by the Board of Directors, which was most recently reviewed by the Audit Committee in February 2019.

The Audit Committee is responsible for providing oversight to the Company’s financial reporting process through periodic meetings with ITW’s independent registered public accountants, internal auditors and management in order to review accounting, auditing, internal control and financial reporting matters. The Audit Committee is also responsible for assisting the Board in overseeing: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications, independence and performance; (d) the Company’s overall risk policies and practices; and (e) the performance of the Company’s internal audit function. Company management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on Company senior management, including senior financial management, and ITW’s independent registered public accounting firm.

The following is the report of the Audit Committee.

We have reviewed and discussed with senior management the audited financial statements of the Company. Management has confirmed to the Audit Committee that the financial statements have been prepared in conformity with generally accepted accounting principles. We have also reviewed and discussed with Deloitte & Touche LLP, ITW’s independent registered public accounting firm, its audit and opinion regarding the Company’s financial statements.

We have reviewed and discussed with senior management their assertion and opinion regarding the Company’s internal controls. Management has confirmed to the Audit Committee that internal controls over financial reporting have been appropriately designed and are operating effectively to prevent or detect any material financial statement misstatements. We have also reviewed and discussed with Deloitte & Touche LLP its audit and opinion regarding the Company’s internal controls.

We have reviewed and discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees) under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of the Company’s financial statements. This information includes: (1) Deloitte & Touche LLP’s responsibility under generally accepted auditing standards; (2) significant accounting policies; (3) management judgments and estimates; (4) any significant audit adjustments or internal control matters; (5) any disagreements with management; and (6) any difficulties encountered in performing the audit.

We have received from Deloitte & Touche LLP a letter providing the disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence with respect to any relationships between Deloitte & Touche LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. Deloitte & Touche LLP has discussed its independence with us, and it has confirmed in the letter that, in its professional judgment, it is in a position to serve the Company as its Independent Registered Public Accounting Firm.

The Audit Committee also discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Pamela B. Strobel, Chair

Daniel J. Brutto

Jay L. Henderson

Richard H. Lenny

David B. Smith, Jr.

Proposal 2 - Ratification of the Appointment of Independent

Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit ITW’s financial statements. The Audit Committee is also directly involved in the selection of the independent registered public accounting firm’s lead engagement partner in conjunction with the mandatory rotation of the lead engagement partner.

The Audit Committee has engaged Deloitte & Touche LLP (“Deloitte”) to serve as ITW’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Deloitte & Touche LLP has been employed to perform this function for the Company since 2002.

Audit Fees

Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) will bill us approximately $9,764,000 for professional services in connection with the 2018 audit, as compared with $10,450,000 for the 2017 audit of the annual financial statements and internal controls. These fees relate to: (i) the audit of the annual financial statements included in our Annual Report on Form 10-K; (ii) the review of the quarterly financial statements included in our Quarterly Reports on Form 10-Q; (iii) the internal controls audit; and (iv) statutory audits.

Audit-Related Fees

During 2018 and 2017, the Deloitte Entities billed us approximately $98,000 and $54,000, respectively, for audit-related services. These fees relate to work performed with respect to technical accounting assistance.

Tax Fees

These fees include work performed by the Deloitte Entities for 2018 and 2017 with respect to tax compliance services such as assistance in preparing various types of tax returns globally ($1,599,000 and $1,476,000, respectively) and tax planning services, often related to our restructurings and new tax rules ($601,000 and $677,000, respectively).

All Other Fees

There were no fees for other services rendered by the Deloitte Entities for 2018 and 2017.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted policies and procedures for pre-approval of all audit and non-audit related work to be performed by ITW’s independent registered public accounting firm. As a part of those procedures, the Audit Committee performs a qualitative analysis of all non-audit work to be performed by our independent registered public accounting firm. Each year, the Audit Committee receives a detailed list of the types of audit-related and non-audit related services to be performed, along with estimated fee amounts. The Audit Committee then reviews and pre-approves audit work and certain categories of tax and other non-audit services that may be performed. In conducting its analysis, the Audit Committee carefully contemplates the nature of the services to be provided and considers whether such services: (i) are prohibited under applicable rules; (ii) would result in our accountants auditing their own work; (iii) would result in our accountants performing management functions; (iv) would place our accountants in a position of acting as an advocate for the Company; or (v) would present a real risk of a conflict of interest or otherwise impair our accountants’ independence. The Audit Committee also annually pre-approves the budget for annual GAAP, statutory and benefit plan audits. Company management provides quarterly updates to the Audit Committee regarding year-to-date expenditures versus budget for audit and non-audit services. The Audit Committee also considers whether specific projects or expenditures could potentially affect the independence of ITW’s independent registered public accounting firm.

The Audit Committee annually reviews Deloitte’s independence and performance in determining whether to retain Deloitte or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•	Deloitte’s historical and recent performance on the ITW audit;

•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on Deloitte and its peer firms;

•	Deloitte’s independence;

•	The appropriateness of Deloitte’s fees, on both an absolute basis and as compared to its peer firms;

•	Deloitte’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and

•	Deloitte’s capability and expertise in handling the breadth and complexity of our global operations.

Based on this evaluation, the Audit Committee believes that Deloitte is independent and that it is in the best interests of the Company and our stockholders to retain Deloitte to serve as our independent registered public accounting firm for 2019.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Deloitte will be present at our Annual Meeting and will have the opportunity to make a statement and respond to questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of

Deloitte & Touche LLP.

Proposal 3 - Advisory Vote on Executive Compensation

In accordance with the recommendation by the Board and the preference expressed by our stockholders at the 2017 Annual Meeting, the Company has an advisory vote on executive compensation annually. The Company is seeking your advisory vote on our executive compensation, as disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and any related material disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation, but because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company.

We believe that our executive compensation program is competitive and strongly aligned with our strategic performance goals and the long-term interests of our stockholders. Our compensation program and structure are more fully described in the “Compensation Discussion and Analysis” and “NEO Compensation” sections of this proxy statement. We encourage you to closely review this information before voting on the compensation we paid to our NEOs in 2018.

We ask our stockholders to approve, on an advisory basis, the compensation of our NEOs by voting “FOR” the following resolution:

Resolved, that the compensation of the named executive officers of Illinois Tool Works Inc. (the “Company”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under “Compensation Discussion and Analysis,” in the Summary Compensation Table, the related compensation tables and the related narrative disclosures in the Company’s proxy statement for its 2019 Annual Meeting, is hereby approved.

The Board of Directors recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers.

Proposal 4 - Non-Binding Stockholder Proposal to Permit

Stockholders to Act by Written Consent

The Company has been notified that John Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, intends to present the following proposal (the “Stockholder Proposal”) for consideration at the 2019 Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no less than 100 shares of the Company’s common stock.

You should read carefully the description of the proposal. The Board of Directors recommends that you vote “AGAINST” the Stockholder Proposal.

Stockholder Proposal and Supporting Statement

Proposal 4 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic might have received a still higher vote than 67% at Allstate and Sprint if all shareholders had access to independent corporate governance advice.

If shareholders had a right to act by written consent, as called for in this proposal, shareholders would have a greater ability to engage our Board to improve the qualifications of our directors and make sure that the Board of Directors is continually refreshed with new diverse talent in order to maintain director independence — since a new director can be obtained by the use of written consent.

This proposal is important because Scott Santi was our CEO and was not overseen by an independent chairman. Mr. Santi received our highest negative votes in 2018. Plus Lead Director James Skinner received our second highest negative votes and had long-tenure of 13-years (which can erode his independence). Susan Crown had long tenure of 24-years (which can erode her independence) and was elevated to seats on 2 of our most important board committees.

One option our company could take in response to this proposal would be to enable 10% of shares to call a special meeting since acting by written consent and calling for a special shareholder meeting have some similarities. Some companies have improved the shareholder right to call a special meeting after receiving a shareholder proposal on the written consent topic

Shareholder proposals such as this have played a leadership role in improving the governance rules of our company. As a result of shareholder proposals an onerous 67%

shareholder vote requirement was eliminated (2014), shareholders now have a right to call for a special meeting (2016) and there is now shareholder proxy access at our company (2016).

Please vote yes:

Right to Act by Written Consent — Proposal 4

Board of Directors Statement in Opposition

Our Board recommends a vote AGAINST this proposal.

Our Board has carefully considered the Stockholder Proposal and recommends a vote AGAINST it. The Board believes that stockholder action by written consent is not necessary, given ITW’s current governance practices and structures, including stockholders’ existing ability to call a special meeting and the Company’s strong stockholder engagement practices year-round.

Our Company has a track record of strong corporate governance.

The Company is committed to sound corporate governance and has implemented numerous corporate governance policies and practices that ensure accountability of the Board to our stockholders and provide our stockholders with greater access to the Board. For example:

•	Stockholders holding 20% of the Company’s shares have a meaningful right to call a special meeting;

•	Stockholders have a meaningful proxy access right;

•	All supermajority provisions in our by-laws have been eliminated;

•	We have an annually elected board;

•	We have a majority voting standard for uncontested director elections;

•	We have a lead independent director;

•	We have a director resignation policy for directors who fail to receive the required majority vote;

•	We have an anti-hedging and anti-pledging policy;

•	We have a compensation recovery (clawback) policy; and

•	We do not have a poison pill.

The Company continually evaluates stockholder feedback and developments in corporate governance, and we implement appropriate changes to our corporate governance policies and practices when they appear to be in the best interests of the Company and our stockholders.

Action by written consent is unnecessary because our stockholders already have the right to act outside of the annual meeting cycle.

The Company has taken a number of steps to enhance stockholder rights and provide stockholders with the ability to raise important matters outside of the annual meeting cycle. In particular, the Company’s by-laws provide stockholders holding 20% of the Company’s shares with the right to call a special meeting, with no material restrictions. The Board continues to believe that our 20% threshold to call a special meeting is aligned with our stockholders’ interests because it is designed to strike the proper balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including those with special interests, could trigger the expense and distraction of a special meeting to pursue matters that are not in the best interests of all of our stockholders.

The Company also regularly engages with its stockholders regarding a variety of topics, including corporate governance, in order to stay informed of issues important to its stockholders. We invited holders of approximately 53% of our shares, represented by 26 investors, to engage with us regarding this proposal, among other topics. Fourteen investors, holding in the aggregate 40% of our shares, accepted our invitation. A majority of these investors informed us that they do not support or are leaning against support for the granting of written consent rights to stockholders, particularly when there is already a right to call special meetings, which our by-laws provide.

These practices provide stockholders with meaningful, year-round opportunities to bring important matters to the attention of the Company, the Board and other stockholders.

A special meeting provides a deliberative forum for resolution of corporate matters and is therefore a more appropriate method for stockholder action between annual meetings.

The Board believes that a special meeting does far more to support stockholders’ interests than action by written consent, because a special meeting ensures that all stockholders receive notice, adequate time to review proposals and a forum for expressing their views. By contrast, stockholder action by written consent may not result in all stockholders receiving notice of a proposed action and does not permit a variety of views on a proposal to be exchanged. This means that action by written consent could deprive many stockholders of the critical opportunity to assess, discuss, deliberate and vote on pending matters that may have important ramifications for both the Company and our stockholders.

In addition to disenfranchising stockholders, action by written consent can create substantial confusion and disruption, as stockholder groups may solicit multiple written consents simultaneously, some of which may be duplicative or contradictory. This level of confusion can impose significant administrative and financial burdens on the Company, while providing little or no corresponding benefit to stockholders.

In short, the Board believes that matters of sufficient importance to warrant action between annual stockholder meetings should not be decided without notification to all stockholders, an opportunity for all stockholders to be heard and a vote at a duly convened meeting.

Our stockholders’ ability to call a special meeting is well within the mainstream for public companies.

Our current 20% threshold is below 25%, which is the most common threshold for special meeting rights at public companies and is equal to or lower than the comparable threshold adopted by approximately 76% of the American companies in the S&P 500 Index that permit stockholders to call a special meeting (which only 65% of such companies permit at all).

A threshold as low as 10% could permit a small group of stockholders to use the extraordinary measure of calling a special meeting to serve the group’s narrow self-interests at the expense of the vast majority of the stockholders and the Company. This concern is heightened if such stockholders can borrow shares from other stockholders for the sole purpose of meeting the required threshold necessary to call a special meeting. The Board believes that if fewer than 20% of the shares desire a special meeting, then the need for a special meeting has not been demonstrated and that a 20% threshold ensures that a meaningful percentage of our stockholders agree on the need for a special meeting before it is called.

Conclusion

Given the actions that the Company has taken to enhance stockholder rights and its commitment to strong corporate governance, and the existing right of stockholders to call special meetings, the Board believes that adoption of this proposal would not advance the Company’s or our stockholders’ interests.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of the Company or our stockholders and unanimously recommends that you vote “AGAINST” this proposal.

Proposal 5 - Non-Binding Stockholder Proposal to Set Company-Wide Greenhouse Gas Emissions Targets

The Company has been notified that Ellen Low Webster Trust, c/o Trillium Asset Management LLC, Walden Asset Management and Friends Fiduciary Corporation intend to present the following proposal for consideration at the 2019 Annual Meeting. The address and number of shares of the Company’s common stock held by the co-proponents will be promptly provided upon oral or written request made to our Corporate Secretary.

You should read carefully the description of the proposal. The Board of Directors recommends that you vote “AGAINST” this proposal.

Stockholder Proposal and Supporting Statement

Resolved: Shareholders request Illinois Tool Works, Inc. (ITW) adopt quantitative, company-wide targets for reducing greenhouse gas (GHG) emissions, consistent with the goals of the Paris Climate Agreement, and report annually, at reasonable cost and omitting proprietary information, on its plans and progress towards achieving these targets.

Supporting Statement: Proponents recommend ITW consider the methods outlined by the Science Based Targets Initiative (sciencebasedtargets.org) to ensure its emissions reductions targets are consistent with the ambitions of the Paris Climate Agreement.

Whereas: Scientists expect that failure to mitigate climate change will lead to additional sea level rise, more extreme weather, mass migration, and public health impacts from heat waves, fires, and changing disease vectors. To manage these risks, representatives from approximately 195 countries adopted the Paris Climate Agreement, which aims to limit the increase in global average temperature — and the most devastating societal impacts of climate change — by reducing GHG emissions. Aligning corporate practices with this global goal is widely seen as a prudent course of action to help manage the associated reputational, regulatory, and financial risks.

While some of ITW’s divisions have taken action to reduce emissions, ITW’s company-wide emissions intensity increased 9% from 2013 to 2017. Despite this increased emissions trajectory, ITW has not set emissions reduction targets or signaled an intent to align its strategies with the ambitions of the Paris Agreement. Setting GHG reduction targets would enable shareholders to better evaluate emissions performance trends and the effectiveness of ITW’s strategies.

ITW has set company-wide, quantitative goals for other aspects of its business. For example, ITW has a goal for 30% of its global leaders to be women by 2020. The Company has made progress towards this goal every year.

ITW states its emissions intensity is below its peer average. However, this doesn’t offset the fact that ITW’s increased emissions set it apart from its peers that have been steadily reducing emissions for years. According to proponent’s research, 13 out of 17 of ITW’s self-identified peers have set quantitative, company-wide emissions reduction targets. Four of these businesses have committed to science-based targets thus far.

Notable examples include:

•	3M — Reduced absolute emissions 64% from 2002 to 2014 and aims to reduce GHG emissions 50% by 2025 while growing the business;

•	Johnson Controls — reduced GHG emissions intensity 41% from 2002 to 2014 and targets an additional 15% reduction by 2020;

•	Honeywell – Set its third GHG emissions reduction goal after achieving its first two; reduced emissions intensity more than 65% from 2004 to 2017.

Last year this proposal received a 24.6% vote. As an additional sign of growing investor interest, one of the recommendations of The Task Force on Climate-related Financial Disclosures, whose members include representatives from BlackRock, JPMorgan Chase, and UBS Asset Management is: “Describe the targets used by the organization to manage climate-related risks and opportunities and performance against these targets.”

Our Board recommends a vote AGAINST this proposal.

Our Board recognizes that part of ITW’s commitment to operating responsibly is recognizing that our operations and footprint impact the environment. ITW addresses environmental management through its decentralized operations, with ongoing support and guidance from the ITW management team and Board. After careful consideration, and for the reasons noted below, the Board has determined that the above shareholder proposal is not in the best interests of ITW and its stockholders.

First, ITW has a strong, demonstrated commitment to Corporate Social Responsibility (CSR). We are committed to operating our business in a way that demonstrates our dedication to global environmental sustainability. We are also committed to transparency to our stockholders and stakeholders, and we have made and continue to make a broad set of disclosures regarding environmental, social and governance matters. In 2009, we formally recognized this commitment with the establishment of our CSR initiative and the first release of our annual CSR report. Our annual CSR reports are available on our website and continue to be enhanced each year. These reports contain detailed information regarding our ongoing commitment to CSR and related disclosures, including the meaningful percentage of overall revenue related to clean-technology products. Moreover, for the last eleven years, ITW has participated in the Carbon Disclosure Project (CDP), an independent, non-profit organization to which large global companies report their emissions data. Notably, as of 2017, ITW’s environmental data is third-party verified, and our CDP Climate Change and CDP Water reports are now posted on our website.

Second, the Board believes that ITW’s management and Board are best positioned to structure, monitor and adjust ITW’s sustainability efforts in the manner that best serves the interests of the Company and all of ITW’s stockholders and stakeholders. The Board has an active role in the review of the Company’s overall strategies, is responsible for risk oversight of the Company, including with respect to environmental, safety and health matters, and will periodically review the Company’s CSR strategy and initiatives. Furthermore, the Board and management are dedicated to continuing to advance ITW’s commitment to global environmental sustainability, and they recognize the value in emissions disclosures and related environmental programs. The highly prescriptive nature of the shareholder proposal is not the best way for sustainability programs and related goals to be achieved, particularly given the Company’s demonstrated commitment to the CSR initiatives noted above. ITW’s commitments to CSR are best accomplished through CSR strategies developed internally because management, with oversight by the Board, is best positioned to determine how to drive sustainability within the Company.

Third, ITW is a highly decentralized company and, therefore, believes that specific sustainability goals and initiatives at ITW divisions are most effectively established and managed “bottom-up” at each of our divisions rather than “top down” from the corporate center. Our CSR initiatives are designed to maintain a careful balance between our Board’s and management’s commitment to the environment and the flexibility required by our Company’s structure. ITW’s highly decentralized structure is a critical element of ITW’s differentiated business model, and this structure drives accountability and results. Our businesses are responsible for managing their own performance and implementing the most impactful opportunities for their unique operations, and they thrive in our “flexibility within the framework” culture. Our businesses are clear about what is expected of them with respect to our business model, strategy and core values. We believe our environmental commitment is strengthened by decentralization because it gives our businesses the flexibility to develop sustainable, innovative approaches best suited for their unique operations.

Fourth, ITW already annually tracks and publishes significantly detailed environmental data, including GHG emissions, energy usage, GHG emissions intensity indicators, total water withdrawn, sustainability and other relevant data. As our 2017 CSR report showed, ITW had year-over-year improvements in energy and emissions intensity, total water withdrawn, water intensity and total recycled material. Our 2018 CSR report will publish our 2018 emissions data, and for the first time we expect to show year-over-year comparisons of third-party verified emissions data. The data for years prior to 2017 does not allow for the most relevant comparative measurement due to the significant amount of divestiture and business structure simplification activities prior to 2017 as well as an acquisition in mid-2016. Moreover, our total GHG emissions and GHG emissions intensity are below the average of our peer group, and two of the companies mentioned by the proponents are the highest GHG emitters in our peer group by a wide margin.

One of the proponents of this proposal submitted a similar proposal in 2018 that received the support of only 24.6% of the shares voted. Notably, a co-sponsor of the 2018 proposal declined to join in the current proposal in order to give ITW additional time to develop its strategy regarding sustainability. Shareholder proposals similar to the current proposal that were submitted to our peer companies during the past three proxy seasons did not pass. Moreover, we regularly engage with our stockholders regarding a variety of topics, including CSR. We invited holders of approximately 53% of our shares, represented by 26 investors, to engage with us regarding this proposal, among other topics. Fourteen investors, holding in the aggregate 40% of our shares, accepted our invitation. A majority of these investors informed us that they either do not support or are not inclined to support shareholder proposals that prescriptively require sustainability goals and targets, understanding that management and the Board should be responsible for determining company-appropriate objectives.

In conclusion, we believe our stockholders should agree with ITW’s approach to this important topic and place more confidence in a management team and company that have consistently delivered on our commitments than on the imposition of a prescriptive, off-the-shelf approach by a third party. The setting of the Company’s CSR strategy and goals is best accomplished by our own management, with Board oversight, in a manner that best serves the interests of the Company and all of ITW’s stockholders and stakeholders.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of the Company or our stockholders and unanimously recommends that you vote “AGAINST” this proposal.

Other Information

Voting Information

What am I voting on and how does the Company’s Board recommend that I vote?

The Company’s Board solicits your vote on the following proposals:

Proposal Submitted for Vote	Board Recommendation

1. The election of the directors named in this proxy statement for the upcoming year	FOR

2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019	FOR

3. An advisory vote on executive compensation	FOR

4. A non-binding stockholder proposal to permit stockholders to act by written consent	AGAINST

5. A non-binding stockholder proposal to set Company-wide greenhouse gas emissions targets	AGAINST

Who may vote?

Stockholders at the close of business on March 4, 2019, the record date, may vote. On that date, there were 326,918,516 shares of ITW common stock outstanding.

How many votes do I have?

Each share of ITW common stock that you own entitles you to one vote.

How do I vote?

You may vote your shares in one of the following four ways:

1. By telephone:	Toll-free by calling 1-800-690-6903;
2. By Internet:	See the instructions at www.proxyvote.com;
3. By mail:	If you received a printed copy of these proxy materials by mail, by signing, dating and mailing the enclosed proxy card; or
4. In person:	Attend our Annual Meeting, where ballots will be provided.

If you vote by telephone or Internet, you should have your proxy card or Notice of Internet Availability of Proxy Materials, or E-Proxy Notice, in hand when you call or go to the proxy vote website. If you hold your shares through a bank or broker that does not offer telephone or Internet voting, please complete and return your proxy card by mail.

When must I submit my vote by Internet or by phone?

If you vote by Internet or by phone, you must transmit your vote by 10:59 p.m., Central Time, on May 2, 2019.

If I hold shares through an ITW Savings and Investment 401(k) Plan, when must I submit my vote?

Shares held through an ITW 401(k) plan must be voted by 10:59 p.m., Central Time, on April 30, 2019 in order to be tabulated in time for the meeting.

How does discretionary voting authority apply?

Stockholders of Record. If you are a stockholder of record and you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If your proxy card does not indicate how you want to vote, your proxy will be voted as follows:

“FOR” the election of each director nominee;

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

“FOR” the approval of ITW’s executive compensation;

“AGAINST” the non-binding stockholder proposal to permit stockholders to act by written consent;

“AGAINST” the non-binding stockholder proposal to set company-wide greenhouse gas emissions targets; and

“FOR” or “AGAINST” any other properly raised matter at the discretion of Susan Crown, James A. Skinner and Pamela B. Strobel, or any one of them.

Beneficial Owners. If your shares are held in a brokerage account or by a nominee and you do not provide your broker or nominee with voting instructions, the broker or nominee may represent your shares at the meeting for purposes of obtaining a quorum, but it may not exercise discretion to vote your shares at the meeting unless the proposal is considered a routine matter. The only matter being proposed for stockholder vote at the 2019 Annual Meeting that is considered a routine matter is the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019. As a result, in the absence of voting instructions from you, your broker or nominee will not have discretion to vote on any other matter to be voted on at the Annual Meeting. If you are a beneficial owner, it is important that you provide instructions to your bank, broker or other holder of record so that your vote is counted.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted at our Annual Meeting in one of four ways:

1.    Notify our Secretary in writing before our Annual Meeting that you wish to revoke your proxy;

2.    Submit another proxy with a later date;

3.    Vote by telephone or Internet after you have given your proxy; or

4.    Vote in person at our Annual Meeting.

Why didn’t I receive a paper copy of the proxy statement and annual report?

Unless our stockholders have requested paper copies, we are furnishing proxy materials through the Internet. If you received a Notice of Internet Availability of Proxy Materials (E-Proxy Notice) by mail or electronically, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the E-Proxy Notice provides instructions on how you may access and review our proxy materials online. The E-Proxy Notice also instructs you on how you may submit your proxy via the Internet. If you received the E-Proxy Notice and would still like to receive a printed copy of our proxy materials without charge, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

I have received paper copies—how do I receive future proxy materials electronically?

To sign up to receive stockholder communications electronically, follow the instructions on your proxy card or E-Proxy Notice under “Vote by Internet.” You will need the 16-digit control number that is printed in the box marked by the arrow à, which appears on your proxy card or E-Proxy notice. In order to receive the communications electronically, you must have an e-mail account and access to the Internet. If you own your shares through a broker or other nominee, you may contact them directly to request electronic access. Your consent to electronic access will be effective until you revoke it. You may revoke your consent by going to www.proxyvote.com and using the 16-digit control number that is printed in the box marked by the arrow à to complete the revocation.

What does it mean if I receive more than one E-Proxy Notice or set of proxy materials?

Your shares are likely registered differently or are in more than one account. For each notice, proxy and/or voting instruction card or e-mail notification you receive that has a 16-digit control number, you must vote separately to ensure that all shares you own are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of ITW shares entitled to vote at our Annual Meeting constitutes a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card or if you vote by telephone or Internet. Abstentions and broker non-votes are counted as “shares present” at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when your bank, broker or other holder of record holding shares for you as the beneficial owner submits a proxy that does not indicate a vote as to a non-routine proposal because that holder has not received voting instructions from you and, therefore, does not have voting authority for that proposal.

What vote is required to approve each proposal, assuming a quorum is present?

Election of Directors: The number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director to constitute approval by the stockholders.

Ratification of the Appointment of our Independent Registered Public Accounting Firm: The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.

Advisory (Non-Binding) Vote on ITW’s Executive Compensation: The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.

Approval of Non-Binding Stockholder Proposal to Permit Stockholders to Act by Written Consent. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.

Approval of Non-Binding Stockholder Proposal to Set Company-wide Greenhouse Gas Emissions Targets. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote will constitute approval by the stockholders.

What is the effect of a broker non-vote generally and on each proposal?

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but they will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Broker non-votes will not, therefore, impact our ability to obtain a quorum and will have no effect on the election of directors, ratification of the appointment of our Independent Registered Public Accounting Firm, approval of ITW’s executive compensation, or approval of the non-binding stockholder proposals.

What if I “abstain” from voting?

An abstention on the election of directors will have no effect on the outcome. An abstention on the other proposals will have the effect of a vote against those proposals.

Who pays to prepare, mail and solicit the proxies?

We will pay the cost of solicitation of proxies including preparing, printing and mailing this proxy statement and the E-Proxy Notice. We will also authorize brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of ITW common stock. Upon request, we will reimburse them for their reasonable expenses. Also, for a fee of $25,000 plus approved out-of-pocket expenses, Alliance Advisors, LLC assisted us with our shareholder engagement process and may assist us in soliciting proxies. In addition, our officers, directors and employees may solicit proxies in person, by mail, by telephone or otherwise.

Submitting Proxy Proposals and Director Nominations for the 2020 Annual Meeting

How do I submit a stockholder proposal for the 2020 Annual Meeting?

To be considered for inclusion in our proxy statement for our May 2020 Annual Meeting, a stockholder proposal must be received no later than November 23, 2019. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission, or SEC. You should send your proposal to our Secretary at our address on the Notice of Annual Meeting of Stockholders immediately following the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement, but that you want to raise at our May 2020 Annual Meeting. We must receive your proposal in writing on or after January 4, 2020, but no later than February 3, 2020. As detailed in the advance notice procedures described in our by-laws, for a proposal other than the nomination of a director to be properly brought before an annual meeting, your notice of proposal must include: (1) your name and address, as well as the name and address of the beneficial owner of the shares, if any; (2) the number of shares of ITW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date) or the business proposed to be brought before the meeting; (4) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations; and (5) a brief description of the business you propose to be brought before the meeting, the reasons for conducting that business at the meeting, and any material interest that you or any beneficial owner has in that business.

Does ITW allow stockholders to have proxy access for the nomination of directors?

Yes. The Board has adopted proxy access by-law provisions to permit stockholders to include nominees in the Company’s proxy statement and form of proxy. See “How do I use proxy access to nominate a director candidate to be included in ITW’s 2020 Proxy Statement?” below.

How do I use proxy access to nominate a director candidate to be included in ITW’s 2020 Proxy Statement?

Any stockholder or group of up to 20 stockholders meeting our continuous ownership requirement of 3% or more of our common stock for at least 3 years, who wishes to nominate a candidate or candidates for election in connection with our 2020 Annual Meeting and require us to include such nominees in our proxy statement and form of proxy, must submit such nomination and request so that it is received by our Secretary on or after January 4, 2020 but no later than February 3, 2020. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 25% of the Board. Recallable loaned shares count as owned for purposes of meeting the continuous ownership requirement, but each stockholder in the requesting group must have full voting and investment rights as well as economic interest in their shares at the time of nomination, record date and meeting date. Two or more investment funds that are part of the same family of funds or sponsored by the same employer will count as one stockholder for purposes of determining the size of the group. All proxy access nominations must be accompanied by information about the nominating stockholders as well as the nominees and meet the requirements as specified in Article II, Section 12 of our by-laws, which include but are not limited to the information specified under “How do I nominate a director candidate who would not be included in ITW’s Proxy Statement?” below.

How do I nominate a director candidate who would not be included in ITW’s Proxy Statement?

If you wish to nominate an individual for election as a director at our May 2020 Annual Meeting, our Secretary must receive your written nomination on or after January 4, 2020, but no later than February 3, 2020. As detailed in the advance notice procedures described in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of the beneficial owner of the shares, if any; (2) the number of shares of ITW stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) the name, age and home and business addresses of the nominee; (5) the principal occupation or employment of the nominee; (6) the number of shares of ITW stock that the nominee beneficially owns; (7) a statement that the nominee is willing to be nominated and serve as a director; (8) a statement as to whether the nominee, if elected, intends to tender his or her resignation in accordance with our Corporate Governance Guidelines; (9) an undertaking to provide any other information required to determine the eligibility of the nominee to serve as an independent director or that could be material to stockholders’ understanding of the nominee’s independence; and (10) any other information regarding you, any beneficial owner or the nominee that would be required under the SEC’s proxy rules and regulations had our Board of Directors nominated the individual. Any nomination that you make must be approved by our Corporate Governance and Nominating Committee, as well as by our Board of Directors. The process for the selection of director candidates is described under “Proposal 1 — Election of Directors — Corporate Governance Policies and Practices — Director Candidate Selection Process.”

APPENDIX A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.    Introduction

To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company’s Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. The Board of Directors must also consider the factors described in Section V for any director who is a member of the Compensation Committee. These categorical standards may be amended from time to time by the Company’s Board of Directors.

Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

In addition, if a director meets the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II.    Definitions

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When considering the application of the three-year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The “Company” includes any subsidiary in its consolidated group.

III.    Standards for Directors

The following standards have been established to determine whether a director of the Company is independent:

1.

A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2.

A director who receives, or whose immediate family member receives, more than $120,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 during any twelve-month period in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3.

A director who is a current partner or employee of a firm that is the Company’s internal or external auditor, or whose immediate family member is a current partner of such a firm, is not independent. A director who is or was, or whose immediate family member is or was, a partner or employee of such a firm and personally worked on the Company’s audit within the last three years is not independent.

4.

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.

A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.[1]

6.	Stock ownership in the Company by directors is encouraged and the ownership of a significant amount of stock, by itself, does not bar a director from being independent.

IV.    Standards for Audit Committee Members

In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company’s Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.

A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.

A director, who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, be an affiliated person of the Company.

3.

If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

[1]

In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

V.    Standards for Compensation Committee Members

In addition to satisfying the criteria set forth in Section III above, in determining the independence of directors who are members of the Company’s Compensation Committee, the Board will consider all factors relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:

1.	the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company to the director; and

2.	whether the director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

APPENDIX B

GAAP TO NON-GAAP RECONCILIATIONS

Adjusted After-Tax Return on Average Invested Capital (Unaudited)

The Company uses adjusted after-tax return on average invested capital (“ROIC”) to measure the effectiveness of its operations’ use of invested capital to generate profits. ROIC is a non-GAAP financial measure that the Company believes is a meaningful metric to investors in evaluating the Company’s financial performance and may be different than the method used by other companies to calculate ROIC. For comparability, the Company excluded the third quarter net discrete tax benefit of $15 million from the effective tax rate for the year ended December 31, 2018. The Company also excluded the $658 million income tax charge from the effective tax rate and the $95 million confidential legal settlement from the calculation of ROIC for the year ended December 31, 2017, and excluded the $36 million discrete tax charge from the effective tax rate for the year ended December 31, 2012. Additionally, the Company excluded the operating income of the former Decorative Surfaces segment from the after-tax operating income for the year ended December 31, 2012. Adjusted average invested capital represents the net assets of the Company, excluding cash and equivalents and outstanding debt, which are excluded as they do not represent capital investment in the Company’s operations, as well as the Company’s net investment in the former Industrial Packaging segment and the Wilsonart business (formerly the Decorative Surfaces segment). Average invested capital is calculated using balances at the start of the period and at the end of each quarter. ROIC for the years ended December 31, 2018, 2017, 2016, and 2012 was as follows:

Dollars in millions	2018	2017	2016	2012
Operating income	$3,584	$3,485	$3,056	$2,475
Less: Legal settlement income	—	(95)	—	—
Less: Adjustment for Decorative Surfaces	—	—	—	(143)

Adjusted operating income	3,584	3,390	3,056	2,332
Adjusted tax rate	24.9%	28.3%	30.0%	29.2%
Income taxes	(893)	(958)	(917)	(681)

Operating income after taxes	$2,691	$2,432	$2,139	$1,651

Invested capital:
Trade receivables	$2,622	$2,628	$2,357	$2,742
Inventories	1,318	1,220	1,076	1,585
Net plant and equipment	1,791	1,778	1,652	1,994
Goodwill and intangible assets	5,717	6,024	6,021	7,788
Accounts payable and accrued expenses	(1,795)	(1,848)	(1,713)	(2,068)
Other, net	(519)	21	223	773

Total invested capital	$9,134	$9,823	$9,616	$12,814

Average invested capital	$9,533	$10,005	$9,780	$13,140
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	—	—	(91)	(274)
Adjustment for Industrial Packaging	—	—	—	(1,504)

Adjusted average invested capital	$9,533	$10,005	$9,689	$11,362

Adjusted return on average invested capital	28.2%	24.3%	22.1%	14.5%

A reconciliation of the 2018 effective tax rate excluding the third quarter net discrete tax benefit is as follows:

	Twelve Months Ended December 31, 2018
Dollars in millions	Income Taxes	Tax Rate
As reported	$831	24.5%
Net discrete tax benefit related to third quarter	15	0.4%

As adjusted	$846	24.9%

A reconciliation of the 2017 effective tax rate excluding the discrete tax charge related to the 2017 U.S. tax legislation is as follows:

	Twelve Months Ended December 31, 2017
Dollars in millions	Income Taxes	Tax Rate
As reported	$1,583	48.4%
Discrete tax charge related to 2017 U.S. tax legislation	(658)	(20.1)%

As adjusted	$925	28.3%

A reconciliation of the 2012 effective tax rate to the adjusted tax rate excluding the discrete tax charge is as follows:

	Twelve Months Ended December 31, 2012
Dollars in millions	Income Taxes	Tax Rate
As reported	$973	30.3%
Discrete tax charge	(36)	(1.1)%

As adjusted	$937	29.2%

2017 Adjusted Operating Income and Operating Margin (Unaudited)

Dollars in millions	Twelve Months Ended December 31, 2017
Operating revenue	$14,314

Operating income	$3,485
Less: Legal settlement income	95

Adjusted operating income	$3,390

Adjusted operating margin	23.7%

2017 Adjusted Net Income Per Share - Diluted (Unaudited)

Twelve Months Ended December 31, 2017
As reported	$4.86
Discrete tax charge related to 2017 U.S. tax legislation	(1.90)
Confidential legal settlement	0.17

As adjusted for the tax charge and legal settlement	$6.59

2012 Adjusted Income Per Share from Continuing Operations - Diluted (Unaudited)

Twelve Months Ended December 31, 2012
As reported	$4.72
Decorative Surfaces net gain	1.34
Decorative Surfaces equity interest	(0.04)
Decorative Surfaces operating results	0.21

As adjusted for the Decorative Surfaces business	$3.21

ILLINOIS TOOL WORKS INC.

ATTN: SHAREHOLDER RELATIONS

155 HARLEM AVENUE

GLENVIEW, IL 60025

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m., Central Daylight Time, on May 2, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m., Central Daylight Time, on May 2, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:

Shareholders and proxy holders must register to attend the meeting and obtain a registration confirmation (a “ticket”) in advance. You must bring your ticket to the meeting to gain entrance. To register to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. Requests for tickets will be filled on a first-come, first-served basis.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E55869-P17601-Z74030-Z74031                                       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ILLINOIS TOOL WORKS INC.

The Board of Directors recommends you vote FOR all nominees:

1. Election of Directors	For	Against	Abstain

1a. Daniel J. Brutto	☐	☐	☐

1b. Susan Crown	☐	☐	☐

1c. James W. Griffith	☐	☐	☐

1d. Jay L. Henderson	☐	☐	☐

1e. Richard H. Lenny	☐	☐	☐

1f. E. Scott Santi	☐	☐	☐

1g. James A. Skinner	☐	☐	☐

1h. David B. Smith, Jr.	☐	☐	☐

1i. Pamela B. Strobel	☐	☐	☐

1j. Kevin M. Warren	☐	☐	☐

1k. Anré D. Williams	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as ITW’s independent registered public accounting firm for 2019;	☐	☐	☐

3.	Advisory vote to approve compensation of ITW’s named executive officers;	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

4.	A non-binding stockholder proposal, if presented at the meeting, to permit stockholders to act by written consent; and	☐	☐	☐

5.	A non-binding stockholder proposal, if presented at the meeting, to set Company-wide greenhouse gas emissions targets.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign by authorized officer and give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ILLINOIS TOOL WORKS INC.

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 3, 2019

10:00 A.M. CDT

ILLINOIS TOOL WORKS INC.

155 HARLEM AVENUE

GLENVIEW, IL 60025

ENTER THE CAMPUS FROM 150 WAUKEGAN ROAD AT OVERLOOK DRIVE.

SIGNAGE WILL DIRECT YOU TO THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

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E55870-P17601-Z74030-Z74031

ILLINOIS TOOL WORKS INC.

ANNUAL MEETING OF STOCKHOLDERS

May 3, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Illinois Tool Works Inc. ("ITW") hereby appoints Susan Crown, James A. Skinner, and Pamela B. Strobel, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of ITW to be held in Glenview, Illinois on May 3, 2019 with authority to vote as directed by this Proxy Card at the meeting, and any adjournments of the meeting, all shares of common stock of ITW registered in the name of the undersigned. If no direction is made, this proxy will be voted FOR the election of each director nominee under Proposal 1; FOR Proposals 2 and 3; AGAINST Proposals 4 and 5; and FOR or AGAINST any other properly raised matter at the discretion of the proxies.

If the undersigned is a participant in the ITW Savings and Investment Plan or the ITW Bargaining Savings and Investment Plan, the undersigned is also instructing the trustee of those plans to vote the shares of ITW common stock attributable to the undersigned in such plans as instructed on the reverse side and, in the discretion of the trustee, upon such other business as may come before the meeting, and if no instructions are given, the trustee will vote the shares in the same proportion as the shares for which voting instructions have been received.

Change of Address and/or Comments:

(If you noted a change of address and/or comments above, please mark corresponding box on the reverse side.)

IMPORTANT – THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.